Exhibit 4.3







                              ACQUISITION AGREEMENT


                                      Among


                                AMPEX CORPORATION

                                       and

                            AMPEX HOLDING CORPORATION

                                       and

                      THE SEVERAL SHAREHOLDERS NAMED HEREIN


                                   dated as of


                                  June 24, 1998


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

                                TABLE OF CONTENTS
                                                                                                               Page

1.       Purchase and Sale of the Shares and Related Transactions...............................................-1-

2.       Related Agreements.....................................................................................-4-

3.       Representations and Warranties of Sellers..............................................................-5-

4.       Representations and Warranties of Buyer and Parent....................................................-29-

5.       Covenants of the Sellers..............................................................................-33-

6.       Covenants of Buyer....................................................................................-39-

7.       Buyer's Closing Conditions............................................................................-40-

8.       Sellers' Closing Conditions...........................................................................-50-

9.       Closing and Closing Date..............................................................................-54-

10.      Survival of Representations and Warranties............................................................-54-

11.      Indemnification of Buyer..............................................................................-55-

12.      Closing Date Balance Sheet............................................................................-58-

13.      Brokerage; Expenses...................................................................................-61-

14.      Assigns...............................................................................................-61-

15.      Governing Law.........................................................................................-62-

16.      Further Assurances....................................................................................-62-

17.      Termination...........................................................................................-62-

18.      Consent to Service....................................................................................-64-

19.      Entire Agreement; Amendments..........................................................................-64-

20.      Notices...............................................................................................-65-

21.      Designated Subsidiary.................................................................................-66-

22.      Miscellaneous.........................................................................................-66-


713283.7
                                        i


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Exhibit A                  List of Sellers
Exhibit B                  Certificate of Designations
Exhibit C                  Escrow Agreement
Exhibit D                  Registration Rights Agreement
Exhibit E                  Disclosure Schedule


713283.7
                                       ii

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                              ACQUISITION AGREEMENT


                  THIS AGREEMENT dated this 24th day of June, 1998 by and among AMPEX CORPORATION, a Delaware corporation ("Parent"), AMPEX HOLDINGS CORPORATION, a Delaware corporation ("Buyer"), and the several shareholders named below (each, a "Seller" and collectively, "Sellers").

                               W I T N E S S E T H

                  WHEREAS, Sellers own all the issued and outstanding shares of common stock (the "Shares") of MicroNet Technology, Inc., a Delaware corporation (the "Company"); and

                  WHEREAS, Buyer desires to acquire, and Sellers desire to sell, the Shares, in exchange for shares of Class A Common Stock of Parent and the other consideration specified herein below;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Shares and Related Transactions.
   --------------------------------------------------------

                  (a) On the Closing Date (as defined in Section 9) and upon the terms and subject to the conditions hereof, Sellers will sell to Buyer and Buyer will purchase and acquire from Sellers, the Shares in exchange for (i) the number of shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock") of

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Parent determined by dividing $1,800,000 by the "Closing Stock Price" (as hereinafter defined) (the "Purchase Plan"); and (ii) the other covenants, agreements and undertakings of Buyer set forth herein. The aggregate number of shares of Class A Stock deliverable to Sellers pursuant to this Section 1(a) shall be allocated among Sellers (or their permitted designees)in accordance with written instructions signed by all Sellers, and delivered to Buyer not less than two business days prior to the Closing Date. In no event shall Parent have any obligation to issue more than 720,000 shares of Class A Stock pursuant to this Section 1(a). The "Closing Stock Price" shall be determined by taking the average of the closing prices of the Class A Stock as reported on the American Stock Exchange for the five trading day period ending on the second business day before Closing. A Seller shall have the right, upon not less than two business days' written notice prior to the Closing Date to designate an entity controlled by such Seller to acquire title to the shares of Class A Stock issuable to such Seller hereunder, provided that such entity shall be an "accredited investor" as defined in Section 3(v) hereof.

                  (b) At the Closing and concurrently with consummation of the transactions referred to in Section 1(a), Sellers will sell and assign to Buyer, and Buyer will purchase from Sellers, Sellers' interests in the bank certificates of deposit pledged by Sellers as collateral security under certain Third Party Pledge

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Agreements (the "CIT Pledge Agreements") between the several Sellers and The CIT
Group/Credit Finance, Inc. ("CIT"), more fully described on Exhibit A hereto, relating to a Loan and Security Agreement, dated as of December 20, 1996, between the Company and CIT (the "CIT Loan Agreement"), for cash in an amount equal to the respective amounts of such certificates of deposit, or Buyer will otherwise obtain the full release of Sellers' obligations under the CIT Pledge Agreements.

                  (c) On or prior to the Closing, Sellers will exchange all outstanding shares of Series A Redeemable Preferred Stock ("Series A Preferred Stock") of the Company and all outstanding shares of Series B Redeemable Exchangeable Preferred Stock ("Series B Preferred Stock" and together with the Series A Preferred Stock, the "Old Preferred Stock") of the Company for the number of shares of 8% Noncumulative Redeemable Junior Preferred Stock (the "Junior Preferred Stock") of the Company set forth on Exhibit A hereto opposite each Seller's name; which shares shall have the terms specified in the form of a Certificate of Designations attached as Exhibit B hereto (the "Certificate of Designations").

                  (d) The acquisition of the Company by Buyer contemplated by this Agreement shall not include any of the Company's Subsidiaries (as defined in Section 3(c) hereof). On or prior to the Closing Date, Sellers shall cause the Company to transfer all of the shares of capital stock of the Subsidiaries

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held by the Company to Sellers or their designee and to change their Corporate names to names that do not include the word "Micronet." There shall be no adjustment to the Purchase Price as a result of the transactions contemplated by this Section 1(d).

                  (e) The sale of Shares and related transactions referred to in this Section 1, including the manner of making all payments, shall be effected in accordance with the terms and provisions of Section 9.

2. Related Agreements.
   ------------------

                  (a) Escrow Agreement. At the Closing, Buyer, Parent and Sellers will enter into an escrow agreement in the form of Exhibit C attached hereto (the "Escrow Agreement") with IBJ Schroder Bank & Trust Company, as Escrow Agent and 720,000 shares of Class A Stock and all the shares of Junior Preferred Stock deliverable to the Sellers pursuant to Section 1 shall be deposited with the Escrow Agent at the Closing and held in escrow for the periods specified in the Escrow Agreement as security for Sellers' indemnification obligations set forth in Section 11 hereof.

                  (b) Registration Rights Agreement. At the Closing, Buyer, Parent and Sellers will enter into a Registration Rights Agreement in the form of Exhibit D attached hereto, providing for the registration of the shares of Class A Stock deliverable to

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Sellers pursuant to Section 1 under the Securities Act of 1933, as amended (the
"Securities Act").


3. Representations and Warranties of Sellers. Sellers jointly and severally represent and warrant to Buyer as follows:


                  (a) Corporate Status of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. The Company is duly qualified or authorized to do business and is , or on the Closing Date will be, in good standing in each jurisdiction listed in Schedule 3(a)of the disclosure schedule attached hereto as Exhibit E and forming a part hereof (the "Disclosure Schedule"), which are the only jurisdictions where it owns or leases real property or where the failure to be so qualified would result in a material adverse effect on the business, assets, financial condition or results of operations of the Company (a "Material Adverse Effect"). Sellers have delivered to Buyer a complete and correct copy of the Com pany's certificate of incorporation (certified by the appropriate official of the State of Delaware and the Company's By-Laws (certified by the Secretary of the Company), as amended and in effect on the date hereof.

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                  (b) The Company's Capitalization. The Company's authorized capital stock consists of 85,000 shares of capital stock, $0.001 par value per share, consisting of (i) 55,000 shares of Common Stock, of which 19,125 Class A shares and 30,150 Class B shares are issued and outstanding, and no shares are held in treasury; and (ii) 30,000 shares of Preferred Stock, of which 3,500 shares of the Series A Preferred Stock and 4,500 shares of the Series B Preferred Stock are issued and outstanding, and no shares are held in treasury; and (iii) no other shares of any other class or series of capital stock are issued or outstanding or held in treasury. Except as set forth in the first sentence of this Section 3(b) and for employee stock options and contingent warrants listed on Schedule 3(b) of the Disclosure Schedule (all of which shall have been cancelled on or prior to the Closing Date), no options, warrants, conversion, exchange or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares are outstanding, and no authorization therefore has been given. Each of the Shares is a validly issued, fully-paid and non-assessable share of capital stock of the Company, and no personal liability will attach to the ownership thereof. Each Seller is and on the Closing Date will be the sole record and beneficial owner of the Shares set forth opposite such Seller's name on Exhibit A hereto,

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free and clear of any liens, charges, encumbrances, security interests, options or rights of others with respect thereto, and upon the transfer of the Shares by Sellers to Buyer and full payment therefor as contemplated in this Agreement, Buyer will acquire legal, valid and marketable title thereto.



                  (c) The Company's Subsidiaries. Schedule 3(c) of the Disclosure Schedule sets forth the name of all direct and indirect subsidiaries of the Company ("Subsidiaries") at the date of this Agreement. Neither the Company nor any of the Subsidiaries owns any shares of capital stock or other interests in any corporation, partnership, association or other entity, other than the shares of the Subsidiaries indicated on Schedule 3(c). At the Closing, the Company will have no Subsidiaries. Neither the Interim Balance Sheet (as defined in Section 3(e) hereof) nor the related unaudited statement of operations reflects any assets, liabilities, revenues or income of the Subsidiaries. The Company has not assumed, incurred, guaranteed or otherwise become liable for any liabilities or obligations of the Subsidiaries, and except as indicated in Schedule 3(c), on and after the Closing Date the Company will have no liabilities or obligations (actual, contingent, asserted, unasserted or otherwise) with respect to any Subsidiaries now or heretofore owned or operated by the Company, directly or indirectly, whether arising before, on or after the Closing Date, including, without limitation, any liabilities or obligations with respect to

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                                       -7-

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severance costs relating to former employees or any other costs or expenses in connection with the liquidation or winding up of former Subsidiaries.

                  (d) Authority for Agreements, etc. Each Seller has full power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller and, assuming its due authorization, execution and delivery by Parent and Buyer, constitutes the valid and legally binding obligation of each Seller in accordance with its terms except as the same may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, or (b) general principles of equity, whether considered in a proceeding in equity or at law. The instruments referred to in Section 2 will be duly authorized, executed and delivered by each Seller at Closing and, assuming their due authorization, execution and delivery by the other parties thereto, will constitute valid and legally binding obligations of each Seller in accordance with their respective terms (except as aforesaid). The execution, delivery and performance of this Agreement by Seller will not conflict with or result in any violation of, or constitute a default under, or give rise to a right of termination or acceleration of (a) the Certificate of

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Incorporation or By-Laws of Sellers or the Company, or (b) any mortgage, indenture, lease, agreement or other instrument to which any Seller or the Company is a party, or by which their respective properties are bound, or (c) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers, the Company, or any of their respective properties, except in the case of clauses (b) and (c) as would not result in a Material Adverse Effect on the Company or materially and adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required to be made or obtained by the Company or any Seller in connection with Sellers' execution, delivery, and performance of this Agreement, except as disclosed on Schedule 3(d) to the Disclosure Schedule, all of which shall have been obtained or made by the Company or Sellers on or prior to the Closing Date.

                  (e) Financial Statements. Sellers have delivered to Buyer (i) the combined balance sheets, statements of operations, statements of net capital deficiency and statements of cash flows of the Company and its Subsidiaries as at December 19, 1996 and December 31, 1995 and for the periods then ended, audited by Ernst & Young LLP; and (ii) the unaudited combined balance sheet of the Company and its Subsidiaries as of March 31, 1998 (the

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"Interim Balance Sheet") and the unaudited combined statement of operations of the Company and its Subsidiaries for the three months then ended, certified by the chief financial officer of the Company. The financial statements referred to in the preceding sentence, together with the related notes thereto are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements, which are attached hereto as Schedule 3(e) to the Disclosure Schedule, have been prepared from the books and records of the Company and its Subsidiaries in accordance with generally accepted accounting principles ("GAAP")applied on a consistent basis except as noted in Schedule 3(e). The combined balance sheets included in the Company Financial Statements present fairly the consolidated financial position of the Company as of the respective dates thereof and the combined statements of operations included in the Company Financial Statements present fairly the consolidated income of the Company for the periods covered thereby, subject, in the case of the Interim Balance Sheet and the related interim unaudited statement of operations, to normal year-end adjustments which will not be material in the aggregate. Except as disclosed in the Company Financial Statements or Schedule 3(e) of the Disclosure Schedule, the Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise,of a kind that should properly be reflected or reserved against in a balance sheet prepared in conformity with GAAP applied on a

                                      -10-
713283.7

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consistent basis, other than liabilities and obligations that are (i) reflected, accrued or reserved for in the Interim Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet or (iii) incurred in connection with the transactions contemplated by and in accordance with the terms of this Agreement. The Closing Date Balance Sheet (as defined in Section 12 hereof) will be prepared from the books and records of the Company in accordance with GAAP consistently applied and will present fairly the financial position of the Company as at the date thereof.

                  (f) No Adverse Change. Since the date of the Interim Balance Sheet (i) except as disclosed in Schedule 3(f) of the Disclosure Schedule, there has been no material adverse change in the business, properties, revenues, operations or condition (financial or otherwise)of the Company, (ii) the Company has not suffered any damage, destruction or loss of property (whether or not covered by insurance) materially and adversely affecting its condition (financial or otherwise) or operations; and (iii) none of the Sellers or the Company has taken or permitted any of the actions referred to in Section 5(c) hereof.

                  (g) Taxes. (i) The Company has filed or will file or cause to be filed, within the time and in the manner prescribed by law, all material returns, declarations, reports, estimates, information returns and statements, including information returns

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                                      -11-

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and reports ("Returns"), required to be filed by it that are due on or prior to the Closing Date, taking into account all applicable extensions of due dates. All Returns so filed are or will be complete and accurate, and otherwise complied (or will comply) in all material respects with the laws, rules and regulations applicable to such Returns. For purposes of this Section 3(g), references to the Company shall, wherever appropriate, include the Subsidiaries, and references to Code Sections shall be to sections of the Internal Revenue Code of 1986, as amended.

                           (ii) The Company has paid, within the time and in the
manner prescribed by law (and until the Closing will pay, within the time and in the manner prescribed by law), all material Taxes (as defined below) that are due and payable on or prior to the Closing Date, except where the payment thereof is being contested in good faith by appropriate proceedings and has been disclosed on Schedule 3 (g) of the Disclosure Schedule.

                           (iii) As of the Closing Date, the Company will in all
material respects, for all periods prior to the Closing, have satisfied or have provided adequate reserves for all of its applicable federal, state, local and foreign withholding tax requirements (including without limitation income, social security and employment tax withholding for all types of compensation).

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                                      -12-

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                           (iv) The Company has established (and until the
Closing will establish) on the Company Financial Statements reserves adequate for the payment of all Taxes not yet due and payable, and except as so provided for, no liability (actual or contingent, asserted or unasserted) exists or will arise with respect to Taxes, resulting from operations or transactions of the Company occurring prior to the Closing Date.

                           (v) There is (and until the Closing will be) no
material difference between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes or, if not required to be so accrued under GAAP, is not described in the Disclosure Schedule.

                           (vi) There are no liens for Taxes upon the assets of
the Company except liens for Taxes not yet due.

                           (vii) The Company has not filed (and will not file
prior to the Closing Date) any consent agreement under Code Section 341(f) or agreed to have Code Section 341(f)(2) apply to any disposition of the subsection
(f) asset (as such term is defined in Code Section 341(f)(4)) owned by the Company.

                           (viii) No deficiency or adjustment for any Taxes has
been proposed or asserted or assessed against the Company; to the best of the Seller's knowledge, no foreign, federal, state or local audits, examination or other administrative proceedings or court proceedings are pending with regard to any Taxes.

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                                      -13-

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                           (ix) The federal income tax returns of the Company
have never been examined by the Internal Revenue Service (the "IRS"). Except as is set forth in the Disclosure Schedule, none of Sellers or the Company has received any notice of deficiency or assessment from any Federal, state, local or foreign taxing authority with respect to liabilities for Taxes of the Company which have not been paid or finally settled. The Company not has executed or filed with the IRS or any other governmental authority any agreement or instrument extending, or having the effect of extending, the period for collection or assessment of any Taxes, nor are any requests for such waivers or consents pending. The Company has not entered into any closing agreement with any taxing authority that will affect any period ending after the Closing Date.

                           (x) The Company is not a party to any tax-sharing or
allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement.

                           (xi) The acquisition of the Company by the Buyer will
not result in the payment of any "excess parachute payment" within the meaning of Code Section 280G. There is no agreement, plan or arrangement covering any employee or independent contractor of the Company that would give rise to any payment that would not be deductible pursuant to Code Section 280G or Code
Section 162(m).

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                           (xii)    The Company has not made any election
under Code Section 338(g) with respect to any acquisition and no outstanding debt obligation of the Company is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

                           (xiii)   The Company is not a United States Real
Property Holding Corporation as defined in Code Section 897(c)(2).

                           (xiv)    To the knowledge of Sellers and the
Company, no material income economically attributable to transactions occurring before the Closing Date will be required to be recognized for Tax purposes by the Company on or after the Closing Date, excluding any such income for which reserves for deferred Taxes have been established.

                           (xv)     None of Sellers is a "foreign person" (as
that term is defined in Code Section 1445) and each Seller shall furnish to Buyer on or prior to the Closing Date a certificate of such Seller's non-foreign status, as set forth in Treasury Regulation Section 1.1445-2(b).

                           (xvi) For purposes of this Agreement, "Taxes" shall
mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license,

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withholding, payroll, employment, excise, estimated, severance, stamp, net worth, environmental, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the Company or the Subsidiaries.

                  (h) Patents, Trademarks and Trade Names, etc. Schedule 3(h) of the Disclosure Schedule hereto contains a complete and correct list of each patent, trademark, trade name, copyright, servicemark or maskwork owned or used by any of the Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto (collectively, the "Intellectual Property"). Except as disclosed in Schedule 3(h), the Company pays no royalty or similar fees to anyone relating to the Intellectual Property. Except as set forth in Schedule 3(h) there is no action, suit or proceeding pending or, to the best knowledge of Sellers threatened against, by or affecting any of the Company alleging that any of the Intellectual Property rights of others with respect to any product manufactured, used or sold by the Company are being infringed, or challenging the validity or effectiveness of the Intellectual Property.

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                  (i) Permits; Compliance with Laws. The Company has all
necessary permits, licenses and governmental authorizations required for the ownership or occupancy of its properties and assets and the carrying on of its business, except where the failure to have any such permit, license or governmental authorization would not have a Material Adverse Effect on the Company. The Company has complied in all material respects with all laws, regulations, orders and permits, the violation of which would have a Material Adverse Effect on the Company.

                  (j) Insurance. Schedule 3(j) to the Disclosure Schedule contains a complete and correct list of all policies of insurance covering the Company, indicating the type and amount of coverage, the premium and the expiration date of each policy. Such policies are in full force and effect. Complete and correct copies of each insurance policy have been furnished or made available to Buyer.

                  (k) Material Contracts. Except as listed in Schedule 3(k) of the Disclosure Schedule (the "Material Contracts") or any other exhibit hereto, the Company is not a party to any (i) contract not made in the ordinary course of business; (ii) contract for the employment of any officer or employee; (iii) licenses of patents, trademarks or trade names, copyrights, servicemarks or other intellectual properties, including trade secrets or proprietary know-how;
(iv) written

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franchise, distributorship, sales agency, consignment or similar agreement; (v)
written contract for the future purchase of materials, supplies, services, merchandise or equipment not capable of being fully performed or not terminable within a period of one year from the date hereof or in excess of normal operating requirements; (vi) agreement or arrangement for the sale or lease of any assets or services other than in the ordinary course of business; (vii) contract or commitment for capital expenditures in excess of $50,000 for any one project; (viii) mortgage, pledge, security agreement, or other similar agreement with respect to liens or encumbrance of any real or personal property; (ix) lease of machinery or equipment, where any one lease requires payments in excess of $50,000 per annum; (x) collective bargaining agreement or other agreement with any labor union or association representing any employee; (xi) loan agreement, guarantee, subordination or similar type of agreement relating to borrowed money; (xii) retirement, severance, pension, bonus, profit-sharing, stock option, stock purchase, group insurance, medical or other fringe benefit plan or program providing employee benefits; (xiii) consulting agreement; (xiv) contract with, or material permit issued by, any government or agency or instrumentality thereof; or (xv) other material agreement, whether or not entered into in the ordinary course of business, under which the Company's liability exceeds $50,000,

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other than any agreement entered into in the ordinary course of business for the purchase or sale of goods or services. Complete and correct copies of each such agreement have been furnished or made available to Buyer. The Company has performed all the obligations required to be performed by it to date and is not in default under any of the material agreements, leases, contracts or other documents to which it is a party except for any failures to perform or defaults that would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

                  (l) Litigation. Except as described in Schedule 3(l) to the Disclosure Schedule or in the Financial Disclosure Schedule referred to in
Section 3(m)below, there is no action, suit or proceeding pending or, to the best of the knowledge of Sellers, threatened against, by or affecting the Company in any court, or by or before any national, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Except as disclosed in Schedule 3(l), to the best of the knowledge of Sellers, there are no governmental investigations pending or threatened, and no decrees, injunctions or orders of any court, governmental department or agency outstanding against the Company or against Sellers and materially and adversely affecting the business of the Company.

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                                      -19-

                  (m) Financial Disclosure Schedule. Sellers have delivered to Buyer a true and complete copy of a financial disclosure schedule, as of March 31, 1998 (the "Financial Disclosure Schedule"), a copy of which is attached as Schedule (m) to the Disclosure Schedule. The Financial Disclosure Schedule has been prepared by the Company in good faith and with reasonable diligence and, to the best of the knowledge of Sellers, does not omit any accounts payable or other material claims pending or, to the knowledge of Sellers, threatened against the Company("Claims"), except accounts payable arising in the ordinary course of business after the date of the Financial Disclosure Schedule as permitted by this Agreement and except that the Financial Disclosure Schedule does not necessarily list any individual Claim which is less than $100.00 in amount. Except as permitted by Section 7(g) hereof, all Claims listed in the Financial Disclosure Schedule have been, or on or prior to the Closing Date will be, settled and the Company has, or will have, received a settlement agreement and mutual release ("Release")from each of the Creditors listed on the Financial Disclosure Schedule, in substantially the form heretofore submitted by the Company to Buyer, true copies of which have been or on or prior to the Closing Date will be delivered to Buyer. Subject to the Company's obligation to make the cash payments required thereunder, the Releases are and will be valid and

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                                      -20-
effective to release the Company from all Claims held by Creditors who have executed and delivered Releases to the Company in accordance with their respective terms.

                  (n)      Title to Properties; Absence of Encumbrances.

                           (i) (A)  Schedule 3(n) of the Disclosure
Schedule contains a correct and complete list of the real properties leased or occupied by the Company as of the date hereof. The Company owns no real properties.

                                    (B) The Company enjoys peaceful and
undisturbed possession to the real property covered by all of the leases under which it is operating. All of such leases are valid, subsisting and in full force and effect, and the Company is not in material breach or default of any such lease, except as disclosed in Schedule 3(n).

                                    (C) None of the Sellers has received any
notice that any buildings leased or used by the Company violate or conflict with any restrictive covenant, zoning ordinance, administrative regulation or provision of national, state or local law in effect which in any material respect interferes with or prevents the continued use of the properties described in Schedule 3(n) for the purposes for which they are now being used or which would materially affect the value thereof.

                           (ii) All material items of tangible personal
property owned or leased by any of the Company in the ordinary

713283.7
                                      -21-
course of its business is in good operating condition, ordinary wear and tear excepted.

                           (iii) The Company has good and marketable title to
all its properties and assets shown on the Interim Balance Sheet (except for assets disposed of in the ordinary course of business since the date of the Interim Balance Sheet or otherwise in accordance with this Agreement) or shown on any exhibit delivered pursuant hereto, free and clear of any and all liens, mortgages, pledges, leases, security interests, restrictions, prior assignments, claims and encumbrances of any kind whatsoever ("Liens"), except as set forth in
Schedule 3(n) or another schedule, excepting therefrom the Lien of current taxes not yet due and payable and Liens which would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

                  (o) Inventory. The inventories of the Company, shown on the Interim Balance Sheet, or thereafter acquired, consist of a quality and quantity useful or saleable in the ordinary course of business, other than those items of inventory not saleable in the ordinary course of business or which are obsolete or below standard quality, which in each case have been written down to their current realizable value or adequately reserved for as reflected on the Company Financial Statements.

                  (p) ERISA Compliance. Schedule 3(p) of the Disclosure Schedule sets forth a true and complete list of each "pension

713283.7
                                      -22-
plan," as such term is defined by Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(the "Pension Plans"), each "welfare plan," as such term is defined in Section 3(1) of ERISA (the "Welfare Plans"), and each other plan of deferred compensation for one or more employees, established or maintained by the Company or to which the Company makes or has made contributions (collectively, the "Benefit Plans"). Sellers have delivered true and complete copies of all Benefit Plans as currently in effect, and the three most recent annual reports relating thereto, to Buyers. Each Benefit Plan complies in all material respects with the requirements of ERISA and no such Plan has incurred "any accumulated funding deficiency" within the meaning of
Section 302 of ERISA. No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred with respect to any Benefit Plan nor, to Sellers' knowledge, has any event or circumstance occurred in connection with any Benefit Plan maintained by the Company which could result in any liability to the PBGC. No "reportable event", within the meaning of Section 4043 of ERISA, has occurred with respect to any Benefit Plan and no such Plan has been terminated, nor has the PBGC been given notice of any intention to terminate any such Plan. Neither the Company nor any fiduciary of any such plan has engaged in, nor is any Seller aware of the occurrence or continuing existence of, any "prohibited transaction" within the

713283.7
                                      -23-
meaning of Section 406(a) or (b) of ERISA or of Section 4975(c) of the Code. Each Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it is qualified under Section 401(a) and, to the best of Sellers' knowledge, nothing has occurred before or since the receipt of the latest determination letter with respect to each such Plan to affect adversely its continued qualification. The Company has, for all periods ending on or before the date hereof, administered each Benefit Plan, in all material respects in compliance with the fiduciary, funding, reporting and disclosure requirements applicable thereto under ERISA, the Code or any other Federal, state or local law. No Benefit Plan constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA. No Pension Plan invests in stock of the Company. There is no arrangement with any employee of the Company that could give rise to a payment that would not be deductible under Section 280G or 162(a)(i) of the Code. No event has occurred that will result in a material penalty, excise tax or other tax to the Company under Chapter 43 of the Code. The Company does not maintain or have any obligation for any post-retirement health, medical or welfare benefits for retired employees. No condition exists that would prevent the Company from amending or terminating a Pension Plan or Welfare Plan. No change, or announcement relating to any change, to any Benefit Plan has been made nor shall be made prior

713283.7
                                      -24-
to Closing without the written consent of Buyer. There are no pending or anticipated lawsuits and no outstanding claims for benefits (except initial claims in the ordinary course) with respect to any Benefit Plan.

                  (q) Restrictions. Except as disclosed herein or in Schedule 3(q) hereto, the Company is not a party to any non-compete or similar agreement which in any material way restricts the ability of the Company to compete with any party to such agreement.

                  (r) Corporate Records. (i) The minute books of the Company, as previously made available to Buyer, contain complete and accurate records of all meetings of and action by the stockholders and boards of directors of the Company.

                           (ii) Schedule 3(r) of the Disclosure Schedule
contains a true and complete list of (A) all directors and officers of the Company; (B) the name of each bank in which the Company has an account or safe deposit box, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto; and (C) the name of each person, if any, holding powers of attorney from the Company, and a summary statement of the terms thereof.

                  (s) Interests in Other Businesses. Sellers do not have any direct or indirect interest in any business entity which is competitive with or related to the business of the Company.

713283.7
                                      -25-

                  (t) Accounts Receivable. All accounts receivable of the Company are reflected on the Interim Balance Sheet in accordance with GAAP, or were accrued thereafter in the ordinary course of business and all arose only from bona fide sales transactions in accordance with the Company's customary terms of sale and practices. Sellers have no reason to believe that all such receivables are not collectible in the ordinary course of business with the exercise of diligent collection efforts, at the aggregate recorded amounts thereof shown on the books of the Company, less the reserves established with respect to such receivables.

                  (u) Relationships with Customers and Suppliers. Sellers have not received written notice to the effect that the benefits of any material relationship of the Company with its customers or suppliers will not continue to be available to Buyer.

                  (v) Securities Act Representations. Sellers are acquiring the shares of Class A Stock issuable pursuant to Section 1 hereof for investment and not with a view to the distribution or resale thereof. Sellers understand that such shares have not been registered under the Securities Act and cannot be resold unless they are so registered or unless an exemption from registration is available, and, as a result, that such shares may be held for an indefinite period of time. Each

713283.7
                                      -26-

Seller further represents that it (and any permitted designee of Seller) is an "accredited investor" as that term is defined in Regulation D under the Securities Act and possesses such knowledge and experience in financial and business matters so that such Seller is capable of evaluating the risks and merits of an investment in such shares. Each Seller acknowledges and agrees that the certificates for such shares will bear a legend restricting transferability of such shares except in compliance with the Securities Act.

                  (w) Environmental Matters. Except as set forth in Schedule 3(x) of the Disclosure Schedule, the Company has not received any notice alleging the present, past or threatened violation of any applicable Federal, state, or local laws or regulations related to the protection of the environment ("Environmental Laws") and, to the best knowledge of Sellers, the Company is and has been in compliance with all Environmental Laws in all material respects.

                  (x) Product Warranties. Except as set forth in Schedule 3(x) of the Disclosure Schedule, the Company has no unexpired express product warranty with respect to any product manufactured or sold on or prior to the Closing Date, nor is there any basis for any claim (actual, contingent, asserted or unasserted) based upon any product warranty, except as adequately reflected or reserved against in the Interim Balance Sheet or

713283.7
                                      -27-
other claims against the Company not exceeding $50,000 in the aggregate (collectively, the "Warranty Reserve").

                  (y) No Misrepresentation. No representation or warranty contained in this Agreement or in any exhibit hereto or in any certificate or other instrument furnished to Buyer pursuant to the terms hereof contains any untrue statement of a material fact, or, taken together, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4. Representations and Warranties of Buyer and Parent. Buyer and
Parent hereby jointly and severally represent and warrant to Sellers as follows:

                  (a) Organization and Good Standing. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its property and carry on its business as it is now being conducted.

                  (b) Authority for Agreements, etc. Each Buyer and Parent has full power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Buyer and Parent and, assuming its due authorization, execution and delivery by Sellers, constitutes the valid and legally binding obligation of

713283.7
                                      -28-
each of Buyer and Parent in accordance with its terms except as the same may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, or (b) general principles of equity, whether considered in a proceeding in equity or at law. The instruments referred to in
Section 2 will be duly authorized, executed and delivered by each of Buyer and Parent at Closing and, assuming their due authorization, execution and delivery by the other parties thereto, will constitute valid and legally binding obligations of each of Buyer and Parent in accordance with their respective terms (except as aforesaid). The execution, delivery and performance of this Agreement by Buyer and Parent will not conflict with or result in any violation of, or constitute a default under, or give rise to a right of termination or acceleration of, (a) the Certificate Of Incorporation or By-Laws of Buyer or Parent, or (b) any mortgage, indenture, lease, agreement or other instrument to which any Buyer or Parent is a party, or by which their respective properties are bound, or (c) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Parent, or any of their respective properties, except in the case of clauses (b) and (c) as would not result in a Material Adverse Effect or materially and adversely affect the ability of

713283.7
                                      -29-

Buyer or Parent to consummate the transactions contemplated by this Agreement. Except for filings under Federal or state securities laws and as contemplated by the Registration Rights Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required to be made or obtained by Buyer or Parent in connection with their execution, delivery, and performance of this Agreement.

                  (c) Authorization of Class A Stock. The issuance and delivery of the Class A Stock issuable to Sellers as contemplated by Section 1 hereof has been duly authorized by all requisite corporate action on behalf of Parent, and when issued and delivered in accordance with the terms of this Agreement, the Class A Stock will be validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights of stockholders of Parent.

                  (d) Parent SEC Reports; Financial Statements. Parent has delivered to Sellers true and complete copies of Parent's annual report on Form 10-K for the fiscal year ended December 31, 1997 and of all reports on Form 8-K or 10-Q (excluding exhibits) filed by Parent with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended since December 31, 1997 (collectively, the "Parent SEC Reports"), receipt of which is hereby acknowledge by Sellers. As

713283.7
                                      -30-
of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein. Since March 31, 1998, there has been no material adverse change in the business, operations or financial condition of Parent and no material change in the capitalization of Parent.

713283.7
                                      -31-

                  (e) Securities Act Representations; Listing of Class A Stock. Parent has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, any security which is or would be integrated with the offer and sale of the Class A Stock to be issued to Sellers pursuant to this Agreement. None of Parent, Buyer or any of their affiliates (as such term is defined in Rule 501(b) under the Securities Act), or any person acting on their behalf, has engaged or will engage, in connection with the offer and sale of the Class A Stock, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Assuming the accuracy of the representations and warranties of Sellers in Section 3(v) hereof, it is not necessary in connection with the offer, sale and delivery of the Class A Stock to Sellers in the manner contemplated by this Agreement to register the Class A Stock under the Securities Act. The shares of Class A Stock to be issued to Sellers have been or, at the Closing, will have been, approved for listing on the American Stock Exchange upon issuance as contemplated by this Agreement.

5. Covenants of the Sellers. From and after the date hereof and until the Closing Date, Sellers hereby covenant and agree that:

713283.7
                                      -32-

                  (a) Access to Documents; Opportunity to Ask Questions. Sellers shall cause the Company to grant to Buyer or its representatives, during normal business hours, access to the properties, corporate records, books of account, contracts and all other documents, of the Company reasonably requested by Buyer, its managerial employees, counsel and accountants in order to permit Buyer and such representatives to make such engineering, legal, financial, accounting and other reviews and investigations as Buyer shall reasonably desire to make concerning the business and affairs of the Company, and shall instruct the Company's independent public accountants to permit Buyer's independent public accountants to inspect its accounting and tax accrual work papers and other non-privileged records relating to the Company. Seller shall further cause the managerial employees, counsel and accountants of the Company to be available upon reasonable notice to answer questions of Buyer's representatives concerning their businesses and affairs, and shall further cause them to make available all relevant books and records in connection with such inspection and examination and to furnish such additional financial, technical and other data and information as the Buyer shall from time to time reasonably request.

                  (b) Maintenance of Insurance. Sellers shall cause the Company to maintain in full force and effect all its presently

713283.7
                                      -33-
existing insurance coverage, or insurance comparable to such existing coverage.

                  (c) Conduct of Business. Sellers shall cause the business of the Company to be conducted in the ordinary course, consistent with the present conduct of its business, and will use their reasonable best efforts to maintain, preserve and protect the assets and goodwill of the Company. During such period of time, except upon the prior written consent of Buyer, Sellers will not permit the Company to: (i) amend its By-Laws or Certificate of Incorporation, except that on or prior to the Closing Date the Sellers shall cause the Certificate of Designations to be authorized, executed and filed by the Company in the State of Delaware, (ii) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued capital stock or other corporate securities or redeem or repurchase any shares of its capital stock, except such as are necessary to effectuate the transactions contemplated by this Agreement, (iii) declare or pay any dividends or make any other distribution in cash or property on its capital stock, (iv) incur any obligation or liability (absolute or contingent) except current obligations and liabilities incurred in the ordinary course of business,
(v) enter into any employment agreement or become liable for any bonus, profit-sharing or incentive payment

713283.7
                                      -34-
 to any of its officers, directors or employees, except pursuant to presently existing plans, arrangements or agreements disclosed herein or in an exhibit hereto, (vi) sell, transfer or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (vii) make any material changes in its customary method of operations, including marketing and pricing policies and maintenance of business premises, fixtures and equipment, (viii) modify, amend or cancel any of its existing leases or enter into any contracts, agreements, leases or understandings other than in the ordinary course of business, or enter into any loan agreements, (ix) make any investments other than in certificates of deposit or short-term commercial paper, or accounts receivable and other trade credit extended in the ordinary course of business, or (x) take any other action which would cause any of the representations and warranties made by Sellers in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  (d) Covenant to Satisfy Closing Conditions. Sellers will use their reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied at or prior to the Closing and that the deliveries by Sellers contemplated by Sections 1 and

713283.7
                                      -35-

2 are made, insofar as such matters are within the control of the Sellers.

                  (e) Preferred Stock. (i) At or prior to Closing, Sellers will cause the Company to adopt, execute and file, in the requisite public offices in the State of Delaware, (i) an amendment to its Certificate of Incorporation increasing the authorized number of its shares of preferred stock to 130,000 shares, and (ii) the Certificate of Designations in the form attached as Exhibit B hereto and to issue the shares of Junior Preferred Stock in exchange for the outstanding shares of Old Preferred Stock as contemplated by Section 1(c) hereof. In connection therewith, Sellers covenant to effect such exchange in reliance upon the exemption from registration under Section 4(2) of the Securities Act pursuant to Rule 506 thereunder and to file a Form D with the Securities and Exchange Commission and the California Department of Corporations. The certificates for the Junior Preferred Stock shall bear a legend restricting transfer absent registration under the Securities Act or an available exemption from registration.

                           (ii) Subject to the Company's right to redeem
shares of Junior Preferred Stock in accordance with Section 6 of the Certificate of Designations, Parent shall have the option, exercisable by written notice given in the manner provided in Section 6 of the Certificate of Designations, to purchase shares

713283.7
                                      -36-
of Junior Preferred Stock from Sellers, in whole at any time or in part from time to time, on any Redemption Date (as defined in the Certificate of Designations), at a price equal to 100% of the Redemption Price (as so defined) which would be payable by the Company on such Date if the Company were then redeeming the shares pursuant to said Section 6. The purchase price payable by Parent for such shares shall be payable in cash or at Parent's election in shares of Class A Stock, valued in the manner specified in Section 1 (a) hereof. Sellers shall deliver the certificates for the shares of Junior Preferred Stock being purchased by Parent on the date specified in the notice of purchase referred to above, and shall take all such other actions as Parent may reasonably request in order effectively to transfer such shares to Parent free and clear of any liens, claims or encumbrances. Parent agrees to execute and deliver to Sellers a registration rights agreement covering the shares of Class A Stock issued to Sellers pursuant to this Section 5(e) having terms and conditions substantially similar to those contained in the Registration Rights Agreement. The restrictions, notice requirements and other provisions relating to the Company's redemption rights under Section 6 of the Certificate of Designations, shall apply equally to Parent's redemption rights hereunder.

713283.7
                                      -37-

                  (f) Adjustment of Accounts Payable and Accrued Liabilities. In order to satisfy the conditions set forth in Section 7(g), in the event that accounts payable and accrued liabilities at the Closing are greater than $3 million (or the adjusted amount referred to in Section 7(g)(ii)), Sellers will apply the proceeds of the sale or release of collateral under the CIT Pledge Agreements pursuant to Section 1(b) hereof or contribute cash to the Company in an amount sufficient to enable the Company to meet the conditions specified in said Section 7(g).

                  (g) Additional Financial Statements. Sellers shall furnish Buyer with unaudited financial statements similar to those referred to in
Section 3(e) as at the end of each month subsequent to March 31, 1998 occurring prior to the Closing Date, and for the fiscal period then ended, all certified by the chief financial officer of the Company, as soon as such financial statements become available, and in any event no later than 15 days after the end of each such month.

                  (h) Confidentiality Agreements. Sellers will use reasonable efforts to cause the Company to enter into confidentiality agreements in form and substance reasonably satisfactory to Buyer with each employee of the Company designated by Buyer not less than 10 days prior to the Closing Date.

713283.7
                                      -38-

6. Covenants of Buyer. From and after the date hereof and until the Closing Date, Buyer hereby covenants and agrees that:

                  (a) Representations and Warranties. Buyer will not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  (b) Covenant to Satisfy Closing Conditions. Buyer will use reasonable best efforts to insure that the conditions set forth in Section 8 are satisfied and that the deliveries by Buyer contemplated by Sections 1 and 2 are made, insofar as such matters are within the control of Buyer.

                  (c) Financial Statements. Following the Closing, so long as any of the shares of Junior Preferred Stock are held by any Sellers, Buyer will cause the Company to deliver to the holders of the then outstanding Junior Preferred Stock, as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its consolidated subsidiaries for such fiscal year, and consolidated statements of income and retained earnings and changes in financial position of the Company and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal


713283.7
                                      -39-
year, prepared in accordance with GAAP consistently applied, certified by the Chief Financial Officer of the Company.

7. Buyer's Closing Conditions. Buyer's obligation to purchase and pay for the Shares pursuant to this Agreement is subject to the fulfillment before or at the Closing of each of the following conditions, any of which Buyer may waive, in whole or in part.

                  (a) Representations and Warranties True. All the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except as affected by the transactions herein contemplated.

                  (b) Covenants and Agreements Performed. Sellers, before or at the Closing, shall have performed and complied in all material respects with all the covenants, terms, conditions and agreements required by this Agreement to be performed or complied with by Sellers before or at the Closing.

                  (c) Legal Matters Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated herein and all related legal matters shall have been reasonably satisfactory to and approved by counsel for Buyer, and such counsel shall have been furnished with such certified copies of actions and proceedings and such


713283.7
                                      -40-
other instruments and documents as they shall have reasonably requested.

                  (d) No Litigation. No action or proceeding shall have been instituted against Buyer, Sellers or the Company before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable judgment of Buyer makes it inadvisable to proceed with the transaction contemplated hereby.

                  (e) Certificate. Sellers shall have delivered to Buyer a certificate executed by Sellers, dated as of the Closing Date, certifying the fulfillment of the matters specified in Sections 7(a) and (b).

                  (f) Audited Financial Statements. Sellers shall have delivered to Buyer the combined balance sheets, statements of operations, statements of net capital deficiency and statements of cash flows for the Company and its Subsidiaries as at December 31, 1996 and 1997 and for the three years ended December 31, 1997, audited by Ernst & Young LLP. Such financial statements shall be prepared in accordance with GAAP on a basis consistent with the audited Company Financial Statements, shall be accompanied by a certificate of the Chief Financial Officer to the effect provided in Section 3(e) and shall otherwise be in form and substance satisfactory to Buyer.

                  (g)      Certain Financial Conditions.  At the Closing:

713283.7
                                      -41-

               (i) (A) the aggregate amount of borrowings by the Company under the CIT Loan Agreement, including accrued interest and fees (the "CIT Loan"), as of the Closing Date, shall not exceed $6 million, (B) the outstanding amount of the CIT Loan shall not exceed the amount of accounts receivable of the Company (net of accounts receivable arising in connection with the shipment of inventory on approval, for evaluation or subject to similar contingencies), computed in a manner consistent with the Interim Balance Sheet included in the Company Financial Statements, by more than $1.4 million (as such amount may be adjusted in the manner specified in subsection (g(ii) below), as of the Closing Date, and
(C) no default or event which with notice or lapse of time or both would constitute a default shall have occurred and be continuing under the CIT Loan Agreement;

               (ii) the Company's outstanding accounts payable and accrued liabilities, computed in accordance with GAAP in a manner consistent with the Interim Balance Sheet included in the Company Financial Statements (but excluding any accrual for warranty expense under GAAP for potential claims related to component products manufactured by Micropolis (USA), Inc., a Delaware corporation ("Micropolis"), shall not exceed $3 million in the aggregate, of which not more than $2.5 million shall consist of accounts payable; provided, however, that if the amount (if any) by which the outstanding CIT Loan exceeds

713283.7
                                      -42-
outstanding accounts receivable (determined as provided in clause (B) of subsection (g(i) above) (the "A/R Excess") is more or less than $1.4 million as of the Closing Date, then the amount of such accounts payable, as of the Closing Date, shall not exceed an adjusted amount, which adjusted amount shall be $2.5 million minus the amount by which the A/R Excess is greater than $1.4 million or plus the amount by which the A/R Excess is less than $1.4 million; provided further, however, that notwithstanding any such adjustment, in no event shall the Company's accounts payable and accrued liabilities, as of the Closing Date, exceed $3.5 million in the aggregate, of which not more than $3 million shall consist of accounts payable; and

               (iii) the amount of the Company's inventories, valued in a manner consistent with the Interim Balance Sheet included in the Company Financial Statements, shall not be less than $3.5 million.

               (iv) Solely for purposes of making the calculations contemplated by this Section 7(g), accounts receivable of the Company shall be deemed to include confirmed sales orders outstanding at the Closing Date, identified to Buyer's reasonable satisfaction, providing for deferral of shipments until after the Closing Date but on or prior to July 31, 1998; and loans or advances made by Parent or Buyer, directly to the Company or through arrangements with CIT, to fund

713283.7
                                      -43-
working capital requirements of the Company relating to such deferred sales orders, shall be added to the balance of the CIT Loan outstanding at the Closing Date.

               (v) Buyer shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Date, setting forth in reasonable detail the foregoing calculations, and such other documentation as it may reasonably request in order to verify satisfaction with the conditions specified in this Section 7(g).

          (h) Contribution of Indebtedness by Sellers. On or prior to the Closing, Sellers shall have contributed to the capital of the Company and cancelled all outstanding indebtedness of the Company or its Subsidiaries owing to Sellers or their affiliates, together with all accrued interest, fees and other claims, if any, with respect to such indebtedness, and all notes and other evidences of such indebtedness shall have been surrendered to the Company; and Buyer shall have received such evidence thereof as it may reasonably request.

          (i) Cancellation of Stock Options and Warrants. On or prior to Closing all outstanding stock options, warrants and similar instruments covering shares of the Company's common stock shall have been cancelled, and the holders thereof shall have surrendered such options to the Company without payment by the

713283.7
                                      -44-

Company of any consideration therefor; and Buyer shall have received such evidence thereof as it may reasonably request.

          (j) Accountants' Report. Buyer shall have received a report, from Coopers & Lybrand, LLP, independent public accountants, satisfactory in form and substance to Buyer, as to the Company's operations and financial statements.

          (k)Opinion of Counsel. Buyer shall have received an opinion, dated the Closing date, of Troop Meisinger Steuber & Pasich, LLP, counsel for Sellers, in form and substance satisfactory to Battle Fowler LLP, counsel for Buyer, to the effect that:

               (i) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power to carry on its business as, to the knowledge of such counsel, such business is now conducted and to own, lease and operate the property and assets now owned or leased and operated by it; and is qualified to do business as a foreign corporation in each jurisdiction in which it has certified to such counsel that it owns or leases real or personal property or permanently maintains assets or employees, except where the failure to be so qualified would not have a material adverse effect on the Company;

               (ii) The Company's authorized and outstanding capital stock is as stated in Section 3(b);

713283.7
                                      -45-

               (iii) Each of the Sellers is the holder of record of that number of Shares set forth opposite his name in Exhibit A of this Agreement and, to the best of the knowledge of such counsel, owns all of such shares free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind and, to the best of such counsel's knowledge, has full power and the legal right to sell such shares to Buyer pursuant to this Agreement;

               (iv) Each of this Agreement, the Escrow Agreement and the Registration Rights Agreement has been duly executed and delivered by each of the Sellers and is a legal, valid and binding obligation of each of the Sellers enforceable against the Sellers in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally; (b) general principles of equity, whether considered in a proceeding in equity or at law; and (c) other conditions specified therein, which shall be reasonably satisfactory to Buyer's counsel;

               (v) The execution and delivery of this Agreement by each of the Sellers and the consummation of the transactions provided for in this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or By-Laws of

713283.7
                                      -46-
the Company or, to the best knowledge of such counsel, result in any breach of any Material Contract;

               (vi) No authorization, approval or consent of, or any action by, or filing with, any United States federal or state court or regulatory authority or by or with any court or regulatory authority of any foreign jurisdiction that has not been obtained, taken or made, is required for the execution, delivery or performance of this Agreement by Sellers (other than state security or blue sky laws as to which such counsel need express no opinion);

               (vii) By delivery of a certificate or certificates representing the Shares, the Sellers will transfer to the Buyer who has purchased such Shares pursuant to the Agreement (without notice of any defect in the title of Sellers and who is otherwise a bona fide purchaser for purposes of the Uniform Commercial Code) valid and marketable title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

               (viii) Such counsel knows of no litigation, proceeding or investigation pending, threatened or proposed in any manner involving any Seller or the Company or any of the properties or assets of any of them or which questions the validity of this Agreement or any action taken or to be taken by

713283.7
                                      -47-
any Seller under this Agreement except as disclosed in Schedule 3( ); and

               (ix) Assuming the due authorization, execution and delivery by the Creditors named therein and due payment by the Company of the Settlement Payment specified therein, each of the Releases will be valid and binding obligations of the Company and the Creditors, enforceable in accordance with its terms subject to same exceptions referenced in (iv).

          In rendering the opinion described above, Seller's counsel may rely on an opinion or opinions, copies of which shall be furnished to Buyer, of local counsel satisfactory to Buyer with respect to the laws of jurisdictions other than the United States of America and the State of California, and as to matters of fact, upon certificates of public officials and officers of the Company. The opinion described in (ix) above may be rendered by Lobel & Opera, special counsel to the Company.

          (l) Resignations of Directors. The directors of the Company shall have executed and delivered to Buyer their resignations as directors of the Company effective at the Closing.

          (m) The Note payable by the Company to Micropolis in the principal amount of $577,068, described in Schedule 3(d) of the Disclosure Schedule, shall have been paid in full or otherwise satisfied by Sellers on terms reasonably satisfactory

713283.7
                                      -48-
to Buyer not involving any cost to the Company; or (i) Sellers shall have expressly agreed to assume the defense of, and fully indemnify Buyer and the Company against, all claims and expenses relating to such Note in accordance with Section 11(b) hereof, and (ii) 265,000 shares of Class A Stock shall have been deposited in escrow under the Escrow Agreement, in addition to the shares to be deposited pursuant to Section 2(a) hereof, in order to secure Buyer and the Company against the incurrence of any obligation or expense in respect of such Note.

          (n) The claims of William Long against the Company, described in
Schedule 3(f) of the Disclosure Schedule, shall have been settled on terms reasonably satisfactory to Buyer not involving any cost to the Company; or Sellers shall have expressly agreed to assume the defense of, and indemnify Buyer and the Company against, claims and expenses relating to such suit in accordance with Section 11(b) hereof.

          (o) The stipulated judgment relating to the claims of The Irvine Company, in the form of Exhibit C to Schedule 3(f) of the Disclosure Schedule, shall have been executed by the Company and duly filed with the applicable court, and all claims of The Irvine Company referred to therein shall have been settled and released to the reasonable satisfaction of Buyer in accordance with the terms of such stipulated judgment.

713283.7
                                      -49-

8. Sellers' Closing Conditions. Sellers' obligations to sell and deliver the Shares pursuant to this Agreement are subject to the fulfillment before or at the Closing of each of the following conditions, any of which Sellers may waive, in whole or in part.

          (a) Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except as affected by the transactions contemplated herein.

          (b) Covenants and Agreements Performed. Buyer, before or at the Closing, shall have performed and complied in all material respects with all the covenants, terms, conditions and agreements required by this Agreement to be performed by it before or at the Closing.

          (c) Legal Matters Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated herein and all related legal matters shall have been reasonably satisfactory to and approved by counsel for Sellers, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

713283.7
                                      -50-

          (d) No Litigation. No action or proceeding shall have been instituted by any governmental authority against Buyer, Sellers or the Company before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable judgment of Sellers makes it inadvisable for Sellers to proceed with the transactions contemplated hereby.

          (e) Certificate. Buyer shall have delivered to Sellers a certificate executed by its President or any Vice-President, dated as of the Closing Date, as to the fulfillment of the matters specified in Sections 8(a) and (b).

          (f) Opinion of Counsel. Sellers shall have received an opinion of Battle Fowler LLP, counsel for Buyer and Parent, dated the Closing Date, as to the following matters:

               (i) Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as, to the knowledge of such counsel, now conducted and to acquire and own the Shares;

               (ii) Each of this Agreement, the Escrow Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by Buyer and Parent and is a valid and binding obligation of Buyer and Parent enforceable against Buyer and Parent in accordance with its terms, except (a) as the same

713283.7
                                      -51-
may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, (b) general principles of equity, whether considered in a proceeding in equity or at law and (c) other customary conditions specified therein, which shall be reasonably satisfactory to counsel to Sellers;

               (iii) The issuance and delivery of the shares of Class A Stock issuable to Sellers pursuant to Section 1(a) has been duly authorized by all necessary corporate action on behalf of Parent and, upon issuance and delivery in accordance with this Agreement, such shares of Class A Stock will be validly issued and outstanding, fully-paid and non-assessable and not subject to any preemptive or other similar rights of the stockholders of Parent;

               (iv) All corporate proceedings required to be taken by Buyer and Parent at or before the Closing in connection with this Agreement and the transactions contemplated hereby have been duly taken; and

               (v) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Buyer or Parent or, to the best of the knowledge of such counsel, result in any breach

713283.7
                                      -52-
of any contract or agreement known to such counsel to which Buyer or Parent is a party or by which Buyer or Parent is bound or to which the properties or assets of Buyer or Parent are subject.

          In rendering the opinion described above, Battle Fowler LLP may rely on an opinion or opinions, copies of which shall be furnished to Sellers, of local counsel satisfactory to Sellers with respect to the laws of jurisdictions other than the United States of America and the States of New York and Delaware (with respect only to the General Corporation Law of Delaware), and as to matters of fact upon certificates of public officials and officers of Buyer.

9. Closing and Closing Date. The closing contemplated by this Agreement (the "Closing") shall be held at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., local time, on July 15, 1998 or at such other time, place or date as the parties may agree (the "Closing Date"); provided,however, that if any of the conditions provided in Sections 7 and 8 hereof to the obligations of any party hereunder shall not have been met or waived by such party by such date, then the party which has been unable to meet such condition or conditions will be entitled to postpone the Closing for up to one month by giving notice to the other party to such effect, but in no event will any party be entitled to postpone the scheduled date of the Closing beyond July 31, 1998. At the Closing,

713283.7
                                      -53-

Sellers shall deliver to Buyer all certificates representing the Shares in proper form for transfer to Buyer, together with all requisite stock transfer stamps or cash in lieu thereof, Buyer shall pay the consideration specified in Section l(a) for the Shares, and the related transactions specified in Sections 1 and 2 shall have been completed.

10. Survival of Representations and Warranties. The parties agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement and the Closing hereunder for the period ending March 31, 1999, regardless of any investigation made by the parties except for the representations and warranties contained (i) in
Section 3(b), which shall survive the Closing indefinitely, (ii) in Section 3(g) hereof, which shall survive until the expiration of all applicable Federal, state, local, foreign or other statutes of limitations and (iii) in Section 3(x) hereof, which shall survive until June 30, 2000. No claims for indemnity under
Section 11 shall be made after the expiration of the applicable survival periods of Sellers' representations and warranties.

713283.7
                                      -54-

11. Indemnification of Buyer.
    ------------------------

          (a) Subject to the provisions of Section 10 and subsection 11(c), Sellers agree jointly and severally to indemnify and hold Buyer harmless from and against:

               (i) Any and all liabilities, obligations, damages, deficiencies and expenses resulting from the breach of any representation or warranty of Sellers contained in this Agreement or non-fulfillment of any agreement on the part of Sellers under the terms of this Agreement; and

               (ii) All actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to the foregoing.

          (b) If any legal proceedings are instituted or any claim or demand is asserted by any person in respect of which Buyer may seek indemnification from Sellers under this Section 11, Buyer shall promptly cause written notice of the assertion of any claim of which it has knowledge and which is covered by this indemnity to be forwarded to Sellers. Sellers shall have the right, at Sellers' option and expense, to defend such proceeding, claim or demand with a single counsel of their choice, which counsel must be reasonably satisfactory to Buyer, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability, damage or deficiency indemnified against hereunder; provided, however, that

713283.7
                                      -55-
no settlement shall be made without the prior written consent of Buyer unless Buyer is unconditionally released from all liability relating to the action which is the subject of such settlement; and provided further, that Buyer may participate in any such proceeding with counsel of its choice and at its expense. To the extent Sellers elect not to defend such proceeding, claim or demand and Buyer defends against, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be made without the consent of Sellers, Buyer will act reasonably and in accordance with its good faith business judgment. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

          (c) Notwithstanding anything contained herein to the contrary, the indemnity provided for in this Section 11(i) shall be Buyer's exclusive remedy for monetary damages against Sellers or any of them, and (ii) shall not be enforceable except to the extent that the aggregate amount of claimed losses, liabilities, damages or deficiencies exceeds the sum of Fifty Thousand Dollars ($50,000), and then only to the extent of such excess, and (iii) with respect to monetary damages, shall be limited to the rights of Buyer to recover against the property of Sellers which is subject to the Escrow Agreement.

          (d) For purposes of this Section 11:

713283.7
                                      -56-

               (i) the indemnification by Sellers provided for in Section 11(a)(i) shall be deemed to include, without limitation, product warranty claims relating to products manufactured and sold by the Company prior to the Closing Date, to the extent the aggregate amount of such claims incurred by the Company prior to June 30, 2000, exceeds the Warranty Reserve referred to in Section 3(x), notwithstanding any disclosures contained in Schedule 3(x) or elsewhere in the Disclosure Schedule; and

               (ii) the indemnification by Sellers provided for in Section 7(m) and 7(n) shall continue in effect until satisfaction by Sellers of the respective claims covered thereby, notwithstanding the limitations with respect to assertion of claims for indemnification contained in the last sentence of
Section 10 hereof.

12. Closing Date Balance Sheet.

          (a) Promptly following the Closing Date, Sellers shall prepare an unaudited balance sheet of the Company as of the close of business on the Closing Date, which balance sheet is herein referred to as the Closing Date Balance Sheet. Sellers and their independent public accountants shall have access to, and be permitted to retain copies of, the Company's books and records after Closing and the reasonable assistance of the Company's employees, for the purpose of preparing such Closing Date Balance

713283.7
                                      -57-

Sheet. Sellers shall keep the information contained in such books and records confidential and shall not disclose the same to others except for the purposes contemplated hereby or as required by law. Except to the extent specifically provided for herein, the Closing Date Balance Sheet shall be prepared on the same basis as the Interim Balance Sheet and shall be delivered to Buyer as soon as reasonably possible after the Closing Date. The Closing Date Balance Sheet shall be subject to verification by Buyer and its independent public accountants during the 30-day period following delivery thereof to Buyer.

          Unless Buyer delivers written notice to Sellers on or prior to the 30th day after Buyer's receipt of the Closing Date Balance Sheet of Buyer's objection to the Closing Date Balance Sheet and specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Date Balance Sheet. If Buyer so notifies Sellers of its objection to the Closing Date Balance Sheet, Buyer and Sellers shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (b) If, at the conclusion of the Resolution Period, one or more items remain in dispute, then the disputed items shall be submitted to KMPG Peat Marwick LLP (the "Neutral

713283.7
                                      -58-

Auditors"). Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Sellers and Buyer. The Neutral Auditors' determination shall be made within 30 days of their selection, whether or not such presentations by Sellers and Buyer have been made within such period, and shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive. The term "Adjusted Closing Date Balance Sheet," as hereinafter used, shall mean the definitive Closing Date Balance Sheet agreed to by Buyer and Sellers in accordance with Section 12(a) or the definitive Closing Date Balance Sheet resulting from the determinations made by the Neutral Auditors in accordance with this Section 12(b) (in addition to those items theretofore agreed to by Sellers and Buyer).

          (c) The Purchase Price shall be decreased (but not increased), dollar for dollar, to the extent the aggregate amount of accounts receivable or inventories of the Company reflected in the Adjusted Closing Date Balance Sheet are less than the aggregate amounts thereof reflected in the certificate delivered pursuant to Section 7(f) or the amounts of the CIT Loan, accounts payable or accrued liabilities are greater than the applicable amounts so certified. The amount of any reduction of the

713283.7
                                      -59-

Purchase Price pursuant to this Section 12(c) shall be withdrawn from the number of shares of Class A Stock deposited in escrow pursuant to Section 1.6 and returned to Purchaser, within ten business days after the Adjusted Closing Date Balance Sheet is agreed to or any remaining disputed items are ultimately determined by the Neutral Auditors. Any matter which forms a basis of an adjustment in the Purchase Price pursuant to this Section 12(c) shall not give rise to a separate claim for indemnification under Section 11 hereof or any breach by Sellers of any of their representations, warranties or covenants under this Agreement.

13. Brokerage; Expenses. The parties represent and warrant to each other that there are no valid claims for brokerage commissions or finder's fees in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby resulting from any action taken by them, except for a fee payable to Kibel, Green Inc., which shall be payable solely by Sellers. The parties agree to indemnify, defend, and hold harmless each other against any and all losses and expenses sustained by the other as a result of liability or alleged liability to any other broker or finder on the basis of any arrangement, agreement or acts relating to or arising out of the transactions contemplated by this Agreement made or performed by the other party. Except as otherwise specifically provided

713283.7
                                      -60-
elsewhere herein, each party hereto shall pay its own expenses incident to the negotiation, preparation, execution, delivery and performance of this Agreement and related documents, including the expenses of its respective counsel and accountants.

14. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but shall not confer any rights upon any other person. This Agreement may not be assigned by any party without the other's consent.

15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any conflicts of laws principles.

16. Further Assurances. The parties agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

17. Termination.
    -----------

          (a) This Agreement may be terminated and abandoned at any time prior to Closing:

               (i) by the mutual consent of Sellers and Buyer;

               (ii) by Buyer, without liability to Sellers, (x) at any time on or prior to the Closing Date if Sellers shall default in the above performance or observance of any of the terms hereof to be performed by Sellers and the same have not

713283.7
                                      -61-
been cured prior to the Closing Date, (y) at Buyer's election, by written notice given to Sellers on or prior to the Closing Date, if Buyer has become aware of any event or condition which, in Buyer's sole judgment, materially and adversely affects or may affect the business, properties, revenues, operations or prospects of the Company and (z) subject to Section 9 hereof, on July 31, 1998 if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled on or prior to that date;

               (iii) by Sellers, without liability to Buyer, (x) at any time on or prior to the Closing Date if Buyer shall default in the due performance or observance of any of the terms hereof to be performed by Buyer and the same have not been cured on or prior to the Closing Date and (y) subject to Section 9 hereof, on July 31, 1998, if any of the conditions precedent to Sellers' obligations at the Closing shall not have been fulfilled by, on or prior to that date; or

               (iv) by either Sellers or Buyer in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and non-appealable.

713283.7
                                      -62-

          (b) Procedure and Effect of Termination. In the event of termination and abandonment of this Agreement by Sellers or Buyer pursuant to this Section 17, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein:

               (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) All confidential information received by Buyer with respect to the business of the Company or Sellers shall be treated in accordance with the provisions of the Confidentiality Agreement, dated as of March 18, 1998, between Purchaser and Kibel, Green Inc. (the "Confidentiality Agreement"), which shall survive the termination of this Agreement; and

               (iii) No party to this Agreement will have any liability under this Agreement to the other except (x) as stated in subparagraphs (i) and (ii) of this Section 17(b) and (y) for any liability resulting from such party's breach of any provision of this Agreement and (z) as provided in the Confidentiality Agreement.

713283.7
                                      -63-

18. Consent to Service. Sellers, Buyer and Parent each hereby consent to the jurisdiction of the United States District Court for the District of Los Angeles and of any of the courts of the State of California in any action, suit or proceeding arising under this Agreement, the Escrow Agreement or the Registration Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if given the manner set forth in Section 21 hereof.

19. Entire Agreement; Amendments. This Agreement and any other documents delivered on the date hereof in connection with the transactions contemplated hereby constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior negotiations and agreements between the parties relating thereto. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties and no waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when:
(a) served personally on the party to whom notice is to be given, (b) one business day after being delivered to a nationally recognized overnight air

713283.7
                                      -64-
courier, (c) five business days after being sent by first-class mail, registered or certified, postage prepaid, or (d) when sent by telecopier (with written confirmation of receipt by recipient's telecopier), and properly addressed as follows:

          (a) To Sellers at their respective addresses set forth in Exhibit A hereto:

                     With a copy to:

                     Scott Alderton, Esq.
                     Troop Meisinger Steuber & Pasich, LLP
                     10940 Wilshire Boulevard
                     Los Angeles, California  90024
                     Telecopier No. (310) 443-8569

          (b)        To Buyer and Parent at:

                     500 Broadway
                     Redwood City, California  94063
                     Telecopier No. (650) 367-3440
                     Attention:  General Counsel

                     With a copy to:

                     David D. Griffin, Esq.
                     Battle Fowler LLP
                     75 East 55th Street
                     New York, New York  10022
                     Telecopier No. (212) 856-7816

Any party may change its address for the receipt of notice by notifying the other parties to this Agreement in the manner provided above.

21. Designated Subsidiary. It is understood and agreed among the parties that with the prior written consent of the Sellers, which consent shall not be unreasonably withheld, Parent may

713283.7
                                      -65-
cause one or more Subsidiaries other than Buyer designated by Parent to carry out all or part of the transactions contemplated by this Agreement.

22. Miscellaneous. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. References to a schedule or an exhibit are, unless otherwise specified, to a schedule or an exhibit to this Agreement, and references to a section or subsection are, unless otherwise specified, references to a section or subsection of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                  [END OF TEXT]

713283.7
                                      -66-

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              AMPEX CORPORATION


                              By:
                                   ------------------------------
                              Title:
                                   ------------------------------

                              AMPEX HOLDINGS CORPORATION


                              By:
                                   ------------------------------
                              Title:
                                   ------------------------------

                              SELLERS:


                              -----------------------------------
                              Name: Jason Barzilary


                              -----------------------------------
                              Name: Beny Alagem


                              -----------------------------------
                              Name: Alex Sandel


                              -----------------------------------
                              Name: Sara Sandel


                              -----------------------------------
                              Name: Chloe Holdings, Inc.


                              KLINE HAWKES MICRONET PARTNERS LLC


                              By:
                                   ------------------------------
                              Title:
                                   ------------------------------

713283.7
                                      -67-

                                   EXHIBIT A



                                LIST OF SELLERS

                                    EXHIBIT A


Shares of Class A Common Stock Owned by Sellers

Jason Barzilay                             6,666
Beny Alagem                                6,666
Alex Sandel                                3,668
Sara Sandel                                1,500
Chloe Holdings, Inc.                       645

Shares of Class B Common Stock Owned by Sellers

Kline Hawkes MicroNet
Partners LLC                                30,150

Pledge Agreements pursuant to which certificates of deposits are pledged to CIT:

Third Party Pledge Agreements, dated as of November 25, 1997 and December 18, 1997, by Kline Hawkes California SBIC, L.P. in favor of the CIT Group/Credit Finance, Inc.

Third Party Pledge Agreement dated as of December 20, 1996 by Jason Barzilay in favor of the The CIT Group/Credit Finance, Inc.

Preferred Stock

Preferred Stockholder                    Preferred Shares Currently Held

Klein Hawkes MicroNet                    3,500 shares of Series A
Partners LLC                             Redeemable Preferred Stock

Jason Barzilay                           1,500 shares of Series B
                                         Redeemable Exchangeable
                                         Preferred Stock

Beny Alagem                              1,500 shares of Series B
                                         Redeemable Exchangeable
                                         Preferred Stock

Alex Sandel                              1,500 shares of Series B
                                         Redeemable Exchangeable
                                         Preferred Stock


741117.1

Notice Addresses of the Sellers:

Jason Barzilay                           12840 Hanover
                                         Los Angeles, California  90049
                                         Telecopier No.: (818) 341-8100

Beny Alagem                              12840 Hanover
                                         Los Angeles, California  90049
                                         Telecopier No.: (818) 341-8100

Alex Sandel                              1001 North Crescent Drive
                                         Beverly Hills, California  90210
                                         Telecopier No.: (310) 709-4200

Sara Sandel                              607 North Crescent Drive
                                         Beverly Hills, California 90210
                                         Telecopier No.: (310) 205-0078

Chloe Holdings, Inc                      833 17th Street, Suite 6
                                         Santa Monica, California 90403
                                         Attention:  Diana Maranon
                                         Telecopier No.: (310) 453-7002

Kline Hawkes MicroNet
Partners LLC                             11726 San Vicente Boulevard, Ste. 300
                                         Los Angeles, California  40049
                                         Attention:  J. Jay Ferguson
                                         Telecopier No.: (310) 442-4707



741117.1

                                   EXHIBIT B



              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                    EXHIBIT B

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                     OF THE

                8% NONCUMULATIVE JUNIOR PREFERRED STOCK, SERIES A

                          (Par Value $0.001 Per Share)

                                       of

                            MICRONET TECHNOLOGY, INC.
                   ------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
               --------------------------------------------------

         MicroNet Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify:

         That, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said Board of Directors, at a meeting duly convened and held on , 1998, adopted the following resolution:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with provisions of the Restated Certificate of Incorporation of the Corporation, a series of preferred stock, par value $0.001 per share ("Preferred Stock") of the Corporation known as 8% Noncumulative Junior Preferred Stock, Series A, be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as set forth in the form appended hereto.

         Section 1.  Designation and Amount.

         The shares of this series of Preferred Stock shall be designated as "8% Noncumulative Junior Preferred Stock, Series A" (herein referred to as the "Series A Junior Preferred Stock"). The number of shares constituting such series shall be fixed at Three Thousand Five Hundred Shares (3,500), and cannot be increased except with the consent of the holders thereof given as provided in
Section 9 hereof. The relative rights, preferences, restrictions and

707096.5
other matters relating to the Series A Junior Preferred Stock are contained in this Certificate of Designations.

         Section 2. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Ampex" means Ampex Corporation, a Delaware corporation and its successors.

         "Annual Dividend Rate" has the meaning set forth in Section 4(a) hereof.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means any and all shares, rights to purchase, warrants, options, participations or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) corporate stock.

         "Certificate of Designations" means this Certificate of Designations, Rights and Preferences establishing the Series A Junior Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law.

         "Common Stock" means the Common Stock, par value $0.001 per share, and all shares hereafter authorized of any class of common stock, of the Corporation.

         "Consolidated Net Income" means, for any period, the aggregate net income of the Corporation and its Subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles consistently applied, after provision for all dividends accruing on any outstanding shares of any other series of Preferred Stock having cumulative dividend rights ranking prior to the shares of Series A Junior Preferred Stock provided that there shall be excluded from Consolidated Net Income any charge during

707096.5
                                        2
such period representing litigation or other expenses relating to or arising out of a dispute relating to that certain Acquisition Agreement, dated , 1998, among Ampex, Ampex Holdings Corporation, a Delaware corporation, and the initial Holders of the Series A Junior Preferred Stock.

         "Default" has the meaning set forth in Section 4(c) hereof.

          "Dividend Payment Date" has the meaning set forth in Section 4(a) hereof.

         "Dividend Period" has the meaning set forth in Section 4(a) hereof.

         "Holder" means the person in whose name shares of Series A Junior Preferred Stock are registered on the books of the Corporation.

         "Issue Date" means the date of the initial issuance of shares of the Series A Junior Preferred Stock.

          "Junior Stock" means all classes of Common Stock, and any other class or series of Capital Stock of the Corporation now or hereafter issued and outstanding that by its terms expressly ranks junior as to dividends and/or upon liquidation, dissolution or winding up of the Corporation to the Series A Junior Preferred Stock.

         "Liquidation Preference" means, with respect to each share of Series A Junior Preferred Stock, the sum of $1,000.00 (as adjusted to reflect any stock dividend, subdivision, reclassification, distribution or similar event relating to the Series A Junior Preferred Stock).

          "Mandatory Redemption Obligation" has the meaning set forth in Section 6(a) hereof.

         "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

         "Preferred Stock" has the meaning set forth above.

         "Redemption Date" means any date on which shares of Series A Junior Preferred Stock are to be redeemed pursuant to Section 6 hereof.

         "Redemption Price" has the meaning set forth in Section 6(a) hereof.

         "Subsidiary" means (i) a corporation a majority of the Voting Stock of which is, at the time, directly or indirectly owned by the Corporation, by a Subsidiary or Subsidiaries of the Corporation (as the case may be) or by the Corporation and a Subsidiary or Subsidiaries of the

707096.5
                                        3

Corporation (as the case may be), or (ii) any other Person (other than a corporation) in which the Corporation, one or more Subsidiaries of the Corporation (as the case may be), or the Corporation and one or more of its Subsidiaries (as the case may be), directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

         "Voting Stock" means, with respect to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled to vote for the election of directors of such Person. Any reference to a percentage of Voting Stock shall refer to the percentage of votes eligible to be cast for the election of directors which are attributable to the applicable shares of Voting Stock.

          Section 3. Rank. All shares of Series A Junior Preferred Stock shall, as to payment of dividends and/or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) junior to, or on a parity with, as the case may be, any other series of the Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to, or on a parity with, as the case may be, the Series A Junior Preferred Stock with respect to dividend rights and/or rights on liquidation, dissolution or winding up of the Corporation, and
(ii) prior to all of the Corporation's now or hereafter issued and outstanding Junior Stock.

         Section 4.  Dividends.

                  (a) Payment of Dividends. The Holders of the Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor, cash dividends at the rate per annum of 8% (the "Annual Dividend Rate") on the Liquidation Preference.

         Dividends on the Series A Junior Preferred Stock declared by the Board of Directors shall be payable quarterly, in arrears, on March 31, June 30, September 30, and December 31 of each year commencing September 30, 1998 (each such date, a "Dividend Payment Date"); provided that if any such date is not a Business Day, then such dividend shall be paid on the next succeeding Business Day. Each such dividend shall be payable to Holders of record on the record date established by the Board of Directors which shall be not more than 60 days prior to the date fixed for payment thereof. Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the next Dividend Payment Date; provided, however, that the first Dividend Period shall commence on the Issue Date and shall end on and include September 30, 1998. The amount of dividends payable per share of Series A Junior Preferred Stock for each full Dividend Period shall be computed by applying the Dividend Rate to the Liquidation Preference and dividing such amount by four (4)(the "Dividend Amount"). The Dividend Amount payable for the initial Dividend Period and any period shorter than a full Dividend Period shall be computed on the basis of actual days elapsed and a 360-day year consisting of twelve 30-day months.


707096.5
                                        4

                  (b) Distribution of Dividend Payments. All payments of dividends on the Series A Junior Preferred Stock shall be distributed ratably among the Holders thereof based upon the aggregate number of shares of Series A Junior Preferred Stock held by each Holder.

                  (c) Additional Dividends. In the event that (i) the Corporation shall fail to comply with its obligations under Section 4(d) below,
(ii) the Corporation shall fail to discharge a Mandatory Redemption Obligation for any reason other than the insufficiency of legally available funds therefor, or (iii) the Corporation shall fail to comply with any of its obligations under
Section 7 below and such failure shall continue uncured for a period of 30 days (each such event, a "Default"), then from the date of such Default and so long as such Default shall continue to exist unwaived or uncured, the Annual Dividend Rate applicable to the Series A Junior Preferred Stock shall be increased to a rate per annum of 10% on the Liquidation Preference.

                  (d) Limitations on Certain Payments. (i) So long as any shares of Series A Junior Preferred Stock shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any Junior Stock with respect to any Dividend Period, except any dividend or distribution payable solely in shares of Junior Stock, or the purchase, redemption, exchange or other retirement of shares of Junior Stock in exchange solely for shares of Common Stock, unless the Corporation shall have paid to the Holders of the Series A Junior Preferred Stock the Dividend Amount with respect to such Dividend Period.

                  (ii) If at any time the Corporation shall have failed to pay all dividends which have accrued on any outstanding shares of any other series of Preferred Stock of the Corporation having cumulative dividend rights ranking prior to or on a parity with the shares of Series A Junior Preferred Stock at the times such dividends are payable, no cash dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any shares of the Series A Junior Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such other series of Preferred Stock shall have been or be declared, paid or set apart for payment.

         Section 5. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Junior Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to shareholders an amount equal to all declared and unpaid dividends on such shares plus a sum equal to the Liquidation Preference for each share of Series A Junior Preferred Stock then held by them, before any payment shall be made or any assets distributed to the holders of Junior Stock, provided, however, that the Holders of outstanding shares of the Series A Junior Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other series of the Preferred

707096.5
                                        5

Stock having liquidation rights ranking prior to the shares of the Series A Junior Preferred Stock shall have been paid in full. If the assets and funds thus distributed among the holders of the Series A Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Junior Preferred Stock in proportion to the shares of Series A Junior Preferred Stock then held by them before any distribution is made to holders of Junior Stock and until such holders have received such full preferential amount. The consolidation or merger of the Corporation with another entity shall not be deemed a voluntary liquidation or involuntary liquidation, dissolution or winding up of the Corporation and shall not give rise to any right provided for in this Section 5.

         Section 6.  Redemption.

                  (a) Mandatory Redemption. The Corporation shall redeem, out of funds legally available therefor, outstanding shares of Series A Junior Preferred Stock, at a price per share in cash equal to 100% of the Liquidation Preference thereof plus all declared but unpaid dividends on such shares (the "Redemption Price"), (i) annually, on each March 31, commencing on March 31, 2000, and ending on the earlier of March 31, 2003 or the date that all shares of Series A Junior Preferred Stock have been so redeemed, but only to the extent of 50% of Consolidated Net Income of the Corporation for the fiscal year ending on the December 31 next preceding the applicable redemption date less the sum of
(x) all dividends actually declared and paid on the Series A Junior Preferred Stock during such period plus (y) all optional redemption payments thereon made pursuant to Section 6(b) hereof during such period, and (ii) on March 31, 2004, shall redeem any and all remaining shares of Series A Junior Preferred Stock to the extent of 100% of cumulative Consolidated Net Income of the Corporation for the period from January 1, 1999 to December 31, 2003 (treated as a single accounting period and giving effect to any deficit in Consolidated Net Income recorded in such period). If the Corporation shall fail at any time to discharge its obligation to redeem shares of Series A Junior Preferred Stock pursuant to this Section 6 (a) (a "Mandatory Redemption Obligation"), the Corporation shall discharge such Mandatory Redemption Obligation as soon as the Corporation is legally able to do so. If and for so long as any Mandatory Redemption Obligation shall not fully be discharged, the Corporation shall not (except out of shares of Junior Stock), directly or indirectly, purchase, redeem or discharge any mandatory redemption, sinking fund or other similar obligation in respect of, or declare or pay any dividend or make any distribution on, any Preferred Stock ranking on a parity with the Series A Junior Preferred Stock with respect to dividends and/or rights upon liquidation, dissolution or winding up of the Corporation or any Junior Stock .

                  (b) Optional Redemption. The Corporation may, at its option on any date set by the Board of Directors, redeem, out of funds legally available therefor, shares of Series A Junior Preferred Stock in whole at any time or in part from time to time, for an amount in cash equal to the Redemption Price. Notwithstanding the foregoing, the Corporation shall not

707096.5
                                        6
redeem less than all outstanding shares of Series A Junior Preferred Stock until all declared and unpaid dividends on all outstanding shares of Series A Junior Preferred Stock shall have been or shall concurrently be paid in full.

                  (c) Procedures for Redemption.

                         (i) If fewer than all outstanding shares of Series
         A Junior Preferred Stock are to be redeemed, the number of shares of Series A Junior Preferred Stock to be redeemed from each Holder thereof shall be the number of shares determined by multiplying the total number of shares of Series A Junior Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Junior Preferred Stock held by such Holder and the denominator of which shall be the total number of shares of Series A Junior Preferred Stock then outstanding. Upon surrender of a stock certificate evidencing shares of Series A Junior Preferred Stock that are redeemed in part, the Corporation shall issue and deliver or cause to have issued and delivered to a Holder (at the Corporation's expense) a new stock certificate evidencing the unredeemed shares.

                         (ii) At least 30 days but not more than 60 days before the applicable Redemption Date, the Corporation or, at the Corporation's request, the Corporation's transfer agent (the "Transfer Agent"), shall mail a notice of redemption by first-class mail postage prepaid to each Holder, addressed to each such Holder at its last address shown on the stock transfer books of the Corporation. Such notice shall identify the shares of Series A Junior Preferred Stock to be redeemed and shall, among other things, state:

                            (A)  the Redemption Date;

                            (B) the Redemption Price;

                            (C) that the shares of Series A Junior
                  Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price;

                            (D) if fewer than all of the outstanding shares
                  of Series A Junior Preferred Stock are to be redeemed, the identification and amounts of the shares of Series A Junior Preferred Stock to be redeemed, and that after the applicable Redemption Date, upon surrender of the stock certificate or certificates evidencing such shares, a new stock certificate equal to the unredeemed portion will be issued; and


707096.5
                                        7

                            (E) the section of the Certificate of
                  Designation pursuant to which the shares of Series A Junior Preferred Stock called for redemption are being redeemed.

                  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice given to any other Holder.

                           (iii) No later than one Business Day prior to the applicable Redemption Date, the Corporation shall deposit with the Transfer Agent funds sufficient to pay the Redemption Price for all shares of Series A Junior Preferred Stock to be redeemed.

                            (iv) As long as the Corporation has complied with the requirements set forth in this Section 6(c), from and after the applicable Redemption Date, shares of Series A Junior Preferred Stock so redeemed shall be cancelled and shall no longer be deemed to be outstanding, and, to the extent the Holders thereof no longer hold any Capital Stock, all rights of such Holders as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease.

         Section 7.   Certain Covenants.

                  (a) The Corporation shall not and shall not permit any Subsidiary to enter into any transaction or series of related transactions (including the purchase, sale, lease, exchange of any property or the rendering of any service but excluding the payment of reasonable compensation or the grant of stock options to, or similar compensatory transactions with, officers and directors of the Corporation or a Subsidiary in the ordinary course of business or the payment of any dividend or distribution on shares of Capital Stock not otherwise prohibited by any of the terms of this Certificate of Designations) having a total value in excess of $50,000 per transaction or series of related transactions with any Affiliate (other than a wholly-owned Subsidiary), unless the terms of such transaction or series of transactions are at least as favorable to the Corporation or such Subsidiary as terms that would be reasonably obtainable at the same time for a comparable transaction or series of similar transactions in arm's length dealings with an unrelated third person as reasonably determined in good faith by the Board of Directors, provided that the foregoing shall not prohibit (i) the payment by the Corporation or any Subsidiary of amounts due to its parent corporation under a tax consolidation agreement on a separate return basis, (ii) payment by the Corporation or any Subsidiary to an Affiliate of reasonable charges for services or facilities provided by such Affiliate or (iii) the payment of dividends on shares of Preferred Stock of the Corporation at a rate not exceeding 8% per annum of the liquidation preference thereof or the payment of interest on debt securities of the Corporation at a rate not exceeding 12% per annum.


707096.5
                                        8

                  (b) The Corporation shall at all times perform its obligations under this Certificate of Descriptions in good faith with due regard to its obligations to the Holders of the Series A Junior Preferred Stock .

         Section 8.  Voting Rights of Preferred Stock.

                  (a) General. Except as set forth in this Section 9 or as is otherwise required by law, the shares of Series A Junior Preferred Stock shall have no voting rights, and consent of the Holders of Series A Junior Preferred Stock shall not be required for taking any corporate action. In connection with any right to vote, each Holder of a share of Series A Junior Preferred Stock shall have one vote for each share held. Any shares of Series A Junior Preferred Stock owned, directly or indirectly, by the Corporation or any of its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b) Certain Amendments. So long as any shares of Series A Junior Preferred Stock remain outstanding:

                             (i) the affirmative vote of the Holders of 100% of the outstanding shares of Series A Junior Preferred Stock, voting together as a separate class, shall be required in order to change (A) the amount of the Liquidation Preference or the dividend rate of, or any provision of Section 4 hereof relating to the calculation of the dividend on, the Series A Junior Preferred Stock, or (B) any provision of subsection 6(a) or subsection 6(b) hereof adversely affecting the rights of Holders of Series A Junior Preferred Stock or this Section 8; and

                            (ii) the affirmative vote of the Holders of at least 51% of the outstanding shares of Series A Junior Preferred Stock, voting together as a separate class, shall be required in order to (A) increase the authorized number of shares of Series A Junior Preferred Stock or reclassify the Series A Junior Preferred Stock, or to amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation, as amended to date, or this Certificate of Designations, so as to adversely affect any right, preference or voting power of the holders of Series A Junior Preferred Stock.

                            The foregoing voting provisions shall not apply if,
at or prior to the time when the action with respect to which such vote would otherwise be required to be effected, all outstanding shares of Series A Junior Preferred Stock shall have been redeemed or notice of redemption shall have been provided and sufficient funds (and, if applicable, shares of Ampex Common Stock) shall have been delivered to the Transfer Agent to effect such redemption.

         Section 9.  Transfers; Replacement of Certificates.

                  (a) Transfers. Subject to any restrictions on transfer under applicable securities or other laws, shares of Series A Junior Preferred Stock may be transferred on the books of

707096.5
                                        9
the Corporation by the surrender to the Corporation of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or the Transfer Agent may reasonably require.

                  (b) Replacement of Certificates. If any mutilated certificate representing shares of Series A Junior Preferred Stock is surrendered to the Corporation, or if a Holder claims the certificate representing shares of Series A Junior Preferred Stock has been lost, destroyed or willfully taken, the Corporation shall issue a replacement certificate of like tenor and date if (i) the Holder provides an indemnity bond or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if a certificate representing shares of Series A Junior Preferred Stock is replaced, and (ii) the Holder satisfies any other reasonable requirements of the Corporation.

         Section 10. Reacquired Shares. Any shares of Series A Junior Preferred Stock which are purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued.

707096.5
                                       10

          IN WITNESS WHEREOF, Micronet Technology, Inc. has caused this Certificate of Designations to be duly signed by , its Vice President, and attested by , its Assistant Secretary, this ____ day of __________, 1998.

                                             MICRONET TECHNOLOGY, INC.


                                             By:____________________________
                                                Title:  Vice President

Attest:

By:____________________________
   Title:  Assistant Secretary




707096.5
                                       11

                                   EXHIBIT C


                                ESCROW AGREEMENT

                                                                       EXHIBIT C


                                ESCROW AGREEMENT


         ESCROW AGREEMENT, dated June , 1998, by and among AMPEX HOLDINGS CORPORATION, a Delaware corporation ("Buyer"), AMPEX CORPORATION, a Delaware corporation ("Parent"), each of the shareholders named below ("Sellers"), and IBJ SCHRODER BANK & TRUST COMPANY, as escrow agent (the "Escrow Agent").

         Concurrently herewith, pursuant to an Acquisition Agreement, dated June , 1998 (the "Acquisition Agreement"), by and among Buyer, Parent, and Sellers, Buyer is purchasing all of the issued and outstanding shares of common stock of MicroNet Technology, Inc., a Delaware corporation (the "Company") owned by Sellers. Except as defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Acquisition Agreement.

         This Escrow Agreement is being entered into pursuant to Section 2(a) of the Acquisition Agreement for the purpose of securing to Buyer the right to be indemnified by Sellers from and against claims against the Company (hereinafter, "Claims") in accordance with the terms and conditions set forth in this Escrow Agreement and Section 11 of the Acquisition Agreement.

         In consideration of the execution of the Acquisition Agreement and the agreements and covenants contained herein, Sellers, Parent and Buyer agree, and in consideration of the agreements and covenants contained herein, the Escrow Agent agrees, as follows:


705573.6

I.       ESCROWED FUND

         1.01 Concurrently with the execution of this Escrow Agreement, Buyer is delivering to the Escrow Agent [____] shares of Parent's Class Common Stock (the "Class A Stock") and 3,500 shares of the 8% Noncumulative Junior Preferred Stock, Series A (the "Preferred Stock" and, collectively with the shares of Class A Stock, the "Shares") of the Company (the "Escrowed Fund"), the receipt of which is hereby acknowledged by the Escrow Agent.

         1.02 Subject to the provisions of this Escrow Agreement, the Escrow Agent will from time to invest all cash proceeds held in the Escrow Fund (including, without limitation, dividends and other distributions received on or in respect of the Shares ("the "Escrowed Income") in such direct obligations of the United States Government, or in certificates of deposit issued by the Escrow Agent or any United States bank or trust company having a combined capital and surplus of at least $100,000,000, as Sellers shall instruct, provided, however, that the Escrow Agent shall not be required to invest or reinvest the Escrowed Income if such amount to be invested or reinvested is less than $25,000.

         Upon delivery of any Shares pursuant to this Escrow Agreement, the recipient thereof shall also receive a portion of the Escrowed Income determined by multiplying the then existing Escrowed Income by a fraction the numerator of which equals the number of such Shares delivered and the denominator of which equals the total of all Shares then held in the Escrowed Fund.

         1.03 Sellers and Buyer and the Escrow Agent agree that the Escrow Agent will hold the Escrowed Fund in its possession, under the provisions of this Escrow Agreement, until authorized hereunder to deliver the Escrowed Fund or any specified portion thereof as follows:


705573.6
                                        2

                  (a) In the event that, and from time to time but on or prior to June 30, 2000 (the "Last Claim Date"), Buyer reasonably determines that a Claim is or may be chargeable against the Escrowed Fund, Buyer will promptly notify the Escrow Agent and Sellers in writing of the Claim, identifying such Claim with reasonable specificity based on the information then available to Buyer, and stating the amount or a reasonably estimated amount thereof and the manner in which such amount is to be delivered to Buyer and under which Section of the Acquisition Agreement the Claim is being made. Promptly upon receipt by the Escrow Agent of the notice of Buyer of the existence of a Claim, the Escrow Agent shall notify Sellers thereof, and unless the Escrow Agent receives notice from Sellers pursuant to Section 1.03(c) hereof within a thirty day period following the giving by the Escrow Agent of such notice (which period shall exclude the day Escrow Agent sends notice to Sellers but include the thirtieth day) (the "Thirty Day Notice Period"), the Escrow Agent will release and deliver to Buyer that portion of the Escrowed Fund equal to a number of shares of Class A Stock from the Escrowed Fund determined by dividing the amount of the Claim by the Closing Stock Price (as defined below), or if there are no remaining shares of Class A Stock in the Escrowed Fund, a number of shares of Preferred Stock determined by dividing the amount of the Claim by $1,000. The term "Closing Stock Price" shall mean the average of the closing prices of the Class A Stock as reported on the American Stock Exchange for the five business day period ending on the second business day before the date of determination.

                  (b) Notwithstanding anything to the contrary herein, none of the Escrowed Fund will be released and delivered to Buyer pursuant to any Claim except to the extent that


705573.6
                                        3
the aggregate amount of all Claims exceeds the sum of $50,000 (the "Basket Amount"), and then only to the extent of such excess.

                  (c) Sellers will have the right to reasonably dispute the asserted Claim by delivering to the Escrow Agent, within the Thirty Day Notice Period, written notice that it disputes the matters set forth in such notice from Buyer either with respect to the validity or the amount of the Claim in question. Such notice shall describe with reasonable specificity based on the information then available to Sellers, the basis of Sellers' dispute. Upon receipt of such notice from Sellers, the Escrow Agent shall set aside in a separate fund (the "Disputed Fund") the Shares which it would have delivered to Buyer had such notice from Sellers not been received. The Escrow Agent shall distribute the Shares held in the Disputed Fund only upon delivery of, and in accordance with, joint written notice of Sellers and Buyer providing instructions therein.

                  (d) Sellers and Buyer hereby agree that, unless otherwise agreed to by Sellers and Buyer, upon obtaining a Final Determination (as hereinafter defined) with respect to any dispute concerning Shares held in the Disputed Fund, Sellers and Buyer shall promptly deliver joint written notice to the Escrow Agent instructing the Escrow Agent to release such Shares in accordance with the terms of said Final Determination. The term "Final Determination" shall mean a settlement between Buyer and Sellers, entry of a final order, decree or judgment by a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected), or consent to entry of any judgment concerning a Claim. If, in accordance with the terms of the Final Determination any Shares to be released from the Disputed Fund are not to be delivered to


705573.6
                                        4

Buyer, Sellers and Buyer shall deliver written notice to the Escrow Agent instructing the Escrow Agent to cause such Shares to be held in the Escrowed Fund until released pursuant to this Section 1.03; provided, however, that, at the time of such release of Shares from the Disputed Fund which are not to be delivered to Buyer, if there are outstanding any Claims, made in a timely manner hereunder, which are not secured by the Disputed Fund, the joint written notice of Sellers and Buyer shall instruct the Escrow Agent to retain Shares in the Escrowed Fund necessary to secure such outstanding Claim. In the event that either party shall refuse to deliver such written notice to the Escrow Agent within fifteen days following the receipt of a final order, decree or judgment by a court of competent jurisdiction in the United States of America, the Escrow Agent shall be entitled to act on the basis of such final order, decree or judgment duly authenticated by such court.

                  (e) If the Shares necessary to satisfy any disputed Claim, that has been ultimately determined pursuant to a Final Determination in the manner herein provided, is in excess of the Shares held in the Disputed Fund with respect thereto, additional Shares necessary to satisfy such Claim shall be delivered from the Escrowed Fund to Buyer. However, in the absence of sufficient Shares in the Escrowed Fund, no additional Shares shall be paid by Sellers to Buyer.

                  (f) On September 30, 1998 (or such later date as the Adjusted Closing Date Balance Sheet shall have been finally determined in accordance with
Section 12 of the Acquisition Agreement), the Escrow Agent shall release and deliver to Sellers [insert a number of shares of Class A Stock equal to one-half of the shares issued to Sellers pursuant to Section 1(a) of the Acquisition Agreement] reduced by (i) the number of shares of Class A Stock, if


705573.6
                                       5
any, theretofore released to Buyer in satisfaction of any Claim in accordance with this Agreement and (ii) the number of shares of Class A Stock, if any, then held in the Disputed Fund. On March 31, 1999, the Escrow Agent shall release and deliver to Sellers all shares of Preferred Stock then held in the Escrowed Fund (except for shares of Preferred Stock, if any, then held in the Disputed Fund). Shares released and delivered to Sellers shall thereafter no longer be subject to any claims by Buyer. Any Shares from the Disputed Fund not released and delivered to Buyer after the Final Determination pursuant thereto shall be released and delivered to Sellers on the Last Claim Date.

                  (g) On the Last Claim Date, the Escrow Agent shall deliver to Sellers the Shares remaining in the Escrowed Fund, except for such amounts relating to Claims with respect to which Buyer has given notice to the Escrow Agent and to Sellers as provided in Section 1.03(a) hereof and any Shares held in the Disputed Fund. With respect to any Claims that are not resolved as of the Last Claim Date, the provisions of this Escrow Agreement shall continue in full force and effect and govern the rights of the parties with respect to all such Claims, except that on the date of any Final Determination regarding Claims for which amounts are held in the Disputed Fund, to the extent that any dispute is resolved in favor of Buyer as provided in Article II hereof, the Shares held in the Disputed Fund shall be distributed to Buyer and to the extent that any dispute is resolved in favor of Sellers as provided in Article II hereof, the Shares held in the Disputed Fund shall be distributed to Sellers. If after the Final Determination of all Claims, any amounts remain in the Escrowed Fund or in the Disputed Fund, such Shares shall be distributed to Sellers as soon thereafter as practicable.


705573.6
                                        6

         1.04 This Escrow Agreement shall remain in full force and effect until, and shall terminate upon, the release of all amounts held in the Escrowed Fund pursuant to Section 1.03 hereof.

         1.05 Shares held in the Escrowed Fund may be voted by the registered holders thereof until delivered to Buyer pursuant to this Escrow Agreement.

         1.06 Buyer and Parent agree that at any time and from time to time after the second anniversary of the Closing, Sellers may, upon not less than 10 business days' written notice to the Escrow Agent and Buyer, substitute for the Shares then held in the Escrowed Fund, including any Shares in the Disputed Fund, collateral of a type constituting permissible investments under Section
1.02 hereof. Any such collateral shall have an aggregate principal amount, valued at the lower of cost or market on the business day preceding the date of substitution, of not less than the total of the Closing Stock Price multiplied by the number of Shares being withdrawn by Sellers. All questions concerning the valuation of substitute collateral, and the form and methods of effectuating such substitution shall be determined in the reasonable judgment of Buyer.

II.      SETTLEMENT OF DISPUTES.

         Any dispute which may arise with respect to the Escrowed Fund shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent signed by the parties concerned) or by entry of a final order, decree or judgment by a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected). Subject to the provisions of Section 4.07 hereof, Sellers, on the one hand, and Buyer, on the other hand,


705573.6
                                        7
shall each bear all of the fees and expenses incurred by it in resolving any dispute arising under this Agreement. The Escrow Agent shall be under no duty to institute or defend any such proceedings and none of the costs and expenses of any such proceeding shall be borne by the Escrow Agent. Prior to the settlement of any dispute as provided in this Article II, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, such portion of the Escrowed Fund, including the Disputed Fund, which is the subject of or involved in the dispute.

III. CONCERNING THE ESCROW AGENT.

         3.01 The Escrow Agent shall be entitled to reasonable compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder. Buyer and Sellers shall each pay one-half of all such reasonable compensation, disbursements, expenses and advances, which, until so paid, will constitute, along with any amounts due under Section 3.04 hereof, a first lien against the Escrowed Fund.

         3.02 The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Sellers and Buyer specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, Sellers and Buyer shall appoint a successor escrow agent, such successor escrow agent to be the Escrow Agent hereunder upon the resignation date specified in such notice. If Sellers and Buyer are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Agent shall be entitled to either appoint its successor or, at the joint and several expense of Sellers, on the one hand, and Buyer, on the other hand, petition


705573.6
                                        8
any court of competent jurisdiction to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Fund. Sellers and Buyer may agree at any time to substitute a new escrow agent by giving 15 days' notice thereof to the Escrow Agent then acting. The Escrow Agent and any successor thereto appointed hereunder shall be a bank or trust company located in New York, New York which has a combined capital and surplus of at least $100,000,000.

         3.03 The Escrow Agent undertakes to perform only such duties as are specifically set forth herein, and specifically with respect to Section 1.02 hereof shall have no responsibility thereunder other than to invest the Escrowed Fund held hereunder in the amounts and as specified in the instructions provided for therein. The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be fully protected in doing so, upon (i) any written notice, instrument or other document provided for herein or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel (which may be of the Escrow Agent's own choosing, but shall not be counsel to any other party hereto). The Escrow Agent shall not be liable either for any lost interest on the Escrowed Fund which results from the failure of Sellers to provide adequate instruction pursuant to Section 1.02 hereof or for any loss incurred in connection with the investment of the Escrowed Fund pursuant to instruction of Seller or, as provided in Section 1.02 hereof, changes in investments which are necessary to make distributions of the Escrowed Fund.


705573.6
                                        9

         3.04 Sellers, on the one hand, and Buyer, on the other hand, agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any and all losses, liabilities, expenses (including attorney's fees and expenses, claims, or demands (collectively, "Losses") arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for Losses resulting from the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnification shall survive the resignation of the Escrow Agent or the termination of this Agreement.

IV.      MISCELLANEOUS

         4.01 This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors and permitted assigns of the parties hereto, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except with respect to the Escrow Agent as provided in Article III hereof.

         4.02 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and may be amended only by a written instrument duly executed by Sellers, Buyer and the Escrow Agent.

         4.03 All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be given as follows:

         If to Buyer or Parent:

                  Ampex Corporation
                  500 Broadway
                  Redwood City, California 94063

                  Attention:  General Counsel


705573.6
                                       10

         Copy to:

                  Battle Fowler LLP
                  75 East 55 Street
                  New York, New York 10022

                  Attention:  David D. Griffin, Esq.

         If to Sellers:

                  Kibel, Green Inc.
                  2001 Wilshire Boulevard, Suite 420
                  Santa Monica, California 90403

                  Attention:  Adam Michelin

         Copy to:

                  Troop Meisinger Steuber & Pasich, LLP
                  10940 Wilshire Boulevard
                  Los Angeles, California  90024
                  Telecopier No. (310) 443-8569

                  Attention: Scott Alderton, Esq.

         If to the Escrow Agent:

                  IBJ Schroder Bank & Trust Company
                  One State Street Plaza - 11th Floor
                  New York, NY 10004
                  Attention:  Corporate Trust & Agencies Dept.

or to such other address as the persons to whom notice is to be given may have previously furnished to the others in writing in the manner set forth below, provided that notices of changes of address shall only be effective upon receipt. A notice given in accordance with the preceding sentence shall be deemed to have been duly given if personally delivered or on the date of receipt or refusal indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested). Any notice delivered by Sellers or


705573.6
                                       11

Buyer to the Escrow Agent pursuant hereto shall be executed by the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of said party. Sellers, on the one hand, and Buyer, on the other hand, shall be obligated to deliver to the other party a copy of each notice delivered to the Escrow Agent hereunder concurrently with the delivery of such notice to the Escrow Agent. The Escrow Agent shall be required to give each of Sellers and Buyer at least forty-eight hours' written notice prior to the release of any portion of the Escrowed Fund to any party hereunder.

         4.04 Adam Michelin is hereby appointed the agent (the "Sellers' Agent") of the Sellers for the purposes of receiving all notices, giving all notices, giving all approvals and doing all other things and exercising all other rights of the Sellers hereunder. If at any time while this Escrow Agreement is still in effect, the Sellers' Agent (including any successor thereto) should cease to act as Sellers' Agent for any reason, then a substitute agent (the "Substitute Sellers' Agent") shall immediately become the Sellers' Agent without further action by the Sellers and the Sellers shall promptly appoint a new Substitute Sellers' Agent by an instrument in writing delivered to Buyer and the Escrow Agent. [ ] is hereby appointed the initial Substitute Sellers' Agent. Sellers and the Escrow Agent may continue to deal with said Sellers' Agent until Sellers have received notice that he has ceased so to act and that the Substitute Sellers' Agent is then acting. Buyer and the Escrow Agent are entitled to rely upon any agreement, certificate or other notice from the Sellers' Agent as being binding upon the Sellers.


705573.6
                                       12

         4.05 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law rules.

         4.06 This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         4.07 Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         4.08 The Escrow Agreement Terms and Conditions are attached hereto as Exhibit A and are made a part hereof.

                       [END OF TEXT]



705573.6
                                       13

         IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by and on behalf of Sellers, Buyer, Parent and the Escrow Agent on the date first above written.

                                       AMPEX HOLDINGS CORPORATION


                                       By:-------------------------------------
                                          Title: Vice President




                                      AMPEX CORPORATION


                                       By:-------------------------------------
                                          Title: Vice President



                                      SELLERS:

                                      ----------------------------------
                                      Name:


                                      ----------------------------------
                                      Name:


                                      ----------------------------------
                                      Name:




705573.6
                                       14

                                    Exhibit A

                                ESCROW AGREEMENT
                              TERMS AND CONDITIONS

These following Terms and Conditions are incorporated into and form a part of the Escrow Agreement to which this Exhibit A is attached, as entered into by and among IBJ Schroeder Bank & Trust Company, a banking corporation organized under the laws of the State of New York (the "Escrow Agent"), Ampex Holdings Corporation, a Delaware corporation ("Buyer"), Ampex Corporation, a Delaware corporation ("Parent" and, together with Buyer, "Ampex"), and each of the selling shareholders named in the Escrow Agreement ("Sellers").

         A. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

                   1. the Escrow Agent shall not be responsible for the performance of Ampex or Sellers under this Escrow Agreement or any other agreement;

                   2. the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

                   3. in the event any party to this agreement instructs the Agent to disburse funds from the Escrow to any party other than Ampex or Sellers (i) the Agent shall disburse such funds by mailing a check to such party at the address set forth in the instruction; or (ii) if the Agent is instructed to transfer funds from the Escrow to any bank for the account of any other party, the Escrow Agent may refuse to comply unless the Escrow Agent can verify to its satisfaction that the instruction is authentic and correct or the party issuing the instruction has previously agreed to other appropriate security procedures relating thereto;

                  4. the Escrow Agent undertakes to perform only such duties as are expressly set forth in the Escrow Agreement and shall not be bound in any way by any agreement between Ampex and Sellers (whether or not the Escrow Agent has knowledge thereof);


705573.6

                  5. the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by the Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

                  6. the Escrow Agent shall not assume any responsibility or liability for the completeness, correctness or accuracy of the Escrow or for any transactions between Ampex and Sellers.

         B. Ampex and Sellers agree to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

         C. This Escrow Agreement may be altered, amended or terminated only with the written consent of Ampex, Sellers and the Escrow Agent. Should Ampex and Sellers attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to Ampex and Sellers; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 days' written notice to Ampex and Sellers.

                  In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow in accordance with the original provisions of this Escrow Agreement until a successor Escrow Agent shall be appointed by Ampex and Sellers and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by Ampex and Sellers, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of Ampex and Sellers, to the successor escrow agent the Escrow. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Escrow within the time


705573.6
                  periods specified above, of the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Escrow with the Clerk of the United States District Court for the Southern District of New York or with the clerk or registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

         D. The Escrow Agent shall be entitled to an acceptance fee of $____________ upon execution of this Escrow Agreement. In addition, the Escrow Agent shall receive a fee of $____________ per year, or part thereof (payable in advance) as well as reasonable expenses incurred in connection with the preparation or performance of this Escrow Agreement, including, but not limited to, reasonable counsel fees.

         E. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement or with respect to the Escrow shall be void as against the Escrow Agent unless:

                  1. written notice thereof shall be given to the Escrow Agent; and

                  2. the Escrow Agent shall have consented, in writing, to such assignment or transfer.







705573.6

                                   SCHEDULE A


Upon receipt of disbursement instructions from Ampex directing the Escrow Agent to release Shares or disburse amounts from the Escrow Funds, the Escrow Agent will confirm the instructions set forth in such notice with one of the authorized individual(s) listed below at an authorized telephone number appearing opposite such individual's name:


         Authorized Individual(s)            Authorized Telephone
         of the Ampex                        Numbers(s)
         ------------------------            --------------------
         Edward J. Bramson                   212-759-6301

         Craig L. McKibben                   212-759-6301

         David D. Griffin                    212-856-7076





705573.6

                                   SCHEDULE B



Upon receipt of disbursement instructions from the Sellers directing the Escrow Agent to release Shares or disburse amounts from the Escrow Funds, the Escrow Agent will confirm the instructions set forth in such notice with one of the authorized individual(s) listed below at an authorized telephone number appearing opposite such individual's name:


         Authorized Individual(s)                     Authorized Telephone
         of the Sellers                                      Numbers(s)
         -----------------------                      ---------------------

         Adam Michelin                                310-829-0255

         Scott Alderton, Esq.                         310-443-7569




705573.6

                                   EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

713283.7

                                                                       Exhibit D

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated July 15, 1998, among AMPEX CORPORATION, a Delaware corporation ("Parent"), and the shareholders named below ("Sellers").

         This Registration Rights Agreement is being entered into pursuant to
Section 2 (b) of an Acquisition Agreement, dated June 24, 1998 (the "Acquisition Agreement"), among Parent, Ampex Holdings Corporation, a Delaware corporation ("Buyer) and Sellers, pursuant to which Buyer is purchasing from Sellers all the issued and outstanding shares of Common Stock of MicroNet Technology, Inc., a Delaware corporation (the "Company") in exchange for, among other consideration, $720,000 shares (the "Shares") of Class A Common Stock, par value $0.01 per share, of Parent, in order to provide for the registration of the Shares with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         In consideration of the execution of the Acquisition Agreement and the agreements and covenants contained herein, Parent agrees with Sellers, for the benefit of the holders of the shares (including Sellers, herein the "Holders")as follows:

    1. Registration Rights. Subject to the restrictions on resale of the Shares contained in Section 6 hereof, Parent agrees to (i) prepare and file with the SEC within one hundred twenty days of the date hereof one shelf registration statement on the appropriate form for the registration of the Shares pursuant to the Securities Act and use its best efforts to cause such registration statement to become effective within one hundred eighty days of the date hereof in order that the Holders may sell or distribute the Shares; (ii) prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 24 months following the date on which such registration statement is declared effective by the SEC (subject to extension as provided below) and to comply with the provisions of the Securities Act with respect to the offer or distribution of the Shares covered by the registration statement during the period permitted for sale or distribution of such Shares; (iii) comply with the rules of any exchange on which the Shares are listed; and (iv) furnish to Holders such number of copies of the prospectus (including any preliminary prospectus or supplemented or amended prospectus) as Holders may reasonably request in order to facilitate the sale or distribution of the Shares. Notwithstanding the foregoing, Parent's obligation to maintain such registration statement in

705692.3
effect shall expire on the earlier of the date all the Shares have been sold by Holders or the date the Shares become eligible for resale without registration pursuant to Rule 144 of the SEC under the Securities Act. In addition, Parent's obligation to maintain such registration statement in effect may be suspended for a period of up to 120 days in any 12 month period if the Parent, in good faith and for valid business reasons including, without limitation in connection with the acquisition or divestiture of assets or a business, determines that it is in the best interests of the Parent and its stockholders to suspend such registration obligation, provided that, within such 120 day period the Parent complies with the requirements of Section 4(b) hereof.

    2. Expenses. Parent will bear all expenses in connection with any registration statements under this Agreement, other than (i) transfer taxes and
(ii) expenses of Holders, including attorneys' fees.

    3. Assurances. (a) Parent will notify Holders promptly, and will confirm such advice in writing, (1) when any registration statement under Section 1 hereof covering such Shares has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the SEC for amendments to the registration statements or supplements to the related prospectuses or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statements or the initiation of any proceedings for that purpose, (4) of the receipt by the Parent of any notification with respect to the suspension of the qualification of any of the registered Shares for sale in any jurisdiction or the initiation of any proceedings for that purpose and (5) of the happening of any event during the period mentioned in paragraph (d) below which makes any statement made in the registration statements or the prospectuses untrue or which requires the making of any changes in the registration statements or the prospectuses in order to make the statements therein not misleading. If at any time the SEC shall issue any order suspending the effectiveness of the registration statements, Parent will make every reasonable effort to obtain the withdrawal of such order as soon as practicable.

              (b) Parent will furnish to Holders without charge, one signed copy of any registration statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits (including those incorporated therein by reference to the extent not previously furnished to Holders).

              (c) Parent will give Holders advance notice of its intention to file any amendment to any registration statement or any amendment or supplement to any prospectus, and will not

705692.3
file any such amendment or supplement to which Holders shall reasonably object in writing in light of the requirements of the Securities Act and any other applicable laws and regulations.

              (d) Parent consents, in connection with the offering and sale of any Shares covered by any prospectus or any amendment or supplement thereto and for any such period of time thereafter as such prospectus is required by law to be delivered in connection therewith, to the use of such prospectus or such amendment or supplement thereto by Holders. If during such period of time any event shall occur which should be set forth in any prospectus in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it is necessary to supplement or amend any prospectus to comply with law, Parent will forthwith prepare and duly file with the SEC (subject to Section 3(c) hereof) an appropriate supplement or amendment thereto, and will deliver to the selling Holders, without charge, such number of copies thereof as they may reasonably request.

              (e) Prior to any public offering or distribution of any Shares pursuant to this Agreement, Parent will cooperate with Holders in connection with the registration or qualification of such Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Holders may reasonably request in writing, provided that in no event shall Parent be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. Parent will pay all fees and expenses (including counsel fees and expenses) relating to the qualification of the Shares under such securities or Blue Sky laws.

              (f) Parent will make generally available to its security holders a consolidated earnings statement (which need not be audited) for the first twelve month period after any registration statement filed hereunder becomes effective as soon as it is reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

              (g) Parent may require Holders to furnish to Parent such information regarding the distribution of such Shares as Parent may from time to time reasonably request in writing.

         4. Representations and Warranties

              (a) Parent represents and warrants to Holders that each preliminary prospectus filed as part of the registration statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, will comply when so filed in all material respects with the


705692.3
                                        3

Securities Act, and when the registration statements become effective and at all times subsequent thereto, the registration statements and the prospectuses, and any supplements or amendments thereto, will fully comply with the provisions of the Securities Act and the rules of any exchange on which the Shares are listed, and the registration statements and the prospectuses at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in any registration statement or any prospectus or any preliminary prospectus made in reliance upon information furnished to Parent in writing by Holders expressly for use therein. Holders agree that all information furnished to Parent for inclusion in any of the foregoing will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (b) Holders represent and warrant to Parent that, upon receipt of any notice from Parent of the happening of any event of the kind described in the last sentence of Section 1 hereof, or Section 3(a)(2), 3(a)(3), 3(a)(4), or 3(a)(5) hereof, Holders will forthwith discontinue disposition of such Shares covered by such registration statement or prospectus until Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(1) hereof, or until advised in writing by the Parent that the use of the applicable prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Parent, Holders will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in Holders' possession, of the prospectus covering such shares current at the time of receipt of such notice. Any such period during which Holders are required to discontinue disposition of Shares is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that Parent gives notice that the shelf registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Shares and shall end on the date when each Holder of Shares covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated hereby may be resumed. If one or more Suspension Periods occur, the shelf registration period referred to in Section 1 shall be extended by the number of days included in each such Suspension Period.

              5 (a). Indemnification. (a) In the event of any registration of Shares under the Securities Act pursuant to this Agreement, Parent shall indemnify and hold harmless Holders, each of its directors and officers, each agent and representative of such Holder, any underwriter of such Holder and each other



705692.3
                                       4
person, if any, who controls any Holder (collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities or expenses, joint or several, to which any Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such registration statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse such Indemnified Person, as incurred, for any legal or other expenses, reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Parent; provided that Parent need not indemnify any such person for any such loss, claim, damage, liability or expense which arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Parent by such person or its affiliates or representatives specifically for use in the preparation thereof.

              (b) The indemnity provisions in Section 5(a) above are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus or prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or any amended prospectus filed with the SEC pursuant to Rule 424(b) or 424(c) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of Holders, if Parent has previously delivered copies of such Final Prospectus to Holders and if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

              (c) In the event of any registration of Shares under the Securities Act pursuant to this Agreement, Holders shall furnish to Parent in writing such information as Parent shall reasonably request for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless Parent, each of its directors and officers and each other person, if any, who controls Parent within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer or controlling person may become subject under


705692.3
                                        5
the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact provided by Holders to Parent in writing and contained in such registration statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in such written information provided by Holders to Parent for inclusion in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Parent, each such director, officer and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of such person; but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Parent by such person or its affiliates or representatives specifically for use in the preparation thereof and provided, however, that such person shall not be obligated to indemnify Parent if the information supplied by such person for use in a preliminary prospectus contains an untrue statement (or alleged untrue statement) or omission (or alleged omission) and such untrue statement (or alleged untrue statement) or omission (or alleged omission) is corrected or eliminated prior to being contained in a Final Prospectus.

              (d) Promptly after receipt by a party entitled to indemnification under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such


705692.3
                                        6
steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 5 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

              (e) If a claim by an indemnified party for indemnification under this Section 5 is unenforceable even though the express provisions hereof provide for indemnification in such case, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to any contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. Restrictions on Transfer of the Shares.

              (a) Holders may only transfer, sell or distribute the Shares pursuant to (i) an effective registration statement under the Securities Act,
(ii) Rule 144 promulgated under the Securities Act if such rule is available, or
(iii) any other legally available means of transfer, subject to the conditions specified in this Section 6.

              (b) Each certificate for the Shares will be imprinted with a legend in substantially the following form:


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

              (c) In connection with the transfer of any Shares (other than a transfer referred to in Sections 6(a)(i)and/or (ii) above), Holders will deliver written notice to Parent describing in reasonable detail the transfer or proposed transfer, together


705692.3
                                        7
with an opinion, in form and content reasonably satisfactory to Parent's counsel, of counsel to Holders which (to Parent's reasonable satisfaction) is knowledgeable in securities law matters, to the effect that such transfer of Shares may be effected without registration of such shares under the Securities Act and under any applicable state securities laws. In addition, if Holders deliver to Parent an opinion of such counsel that no subsequent transfer of such Shares will require registration under the Securities Act or under any applicable state securities laws, Parent will promptly upon such contemplated transfer deliver new certificates for such Shares which do not bear the legend set forth in Section 6 (b)hereof.

              (d) Notwithstanding anything in this Agreement to the contrary, in the event of any registration of Shares pursuant to this Agreement, Parent or its transfer agent will as promptly as practicable deliver to Holders or Holders' designee or designees new certificates not bearing the legend set forth in Section 6 hereof.

         7. Rule 144. At all times so long as any of the Holders hold Shares the certificates for which bear the legend set forth in Section 6(b) hereof, the Company will file reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and will take such further action as may be required to enable Holders to sell such Shares pursuant to Rule 144 of the SEC under the Securities Act.

         8. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but shall not confer any rights upon any other person. This Agreement may not be assigned by any party without the other's consent.

         9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

         10. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Parent has obtained the written consent of Holders of at least a majority of the Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose Shares are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the shares being sold by such Holders pursuant to such registration statement.


705692.3
                                        8

         11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing overnight delivery:

             (1) If to a Holder, at the most current address given by such Holder to the Parent in accordance with the provisions of this
             Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the transfer agent for the Class A Common Stock of the Parent; and

             (2) If to the Parent, initially at the address of the Parent set forth in the Acquisition Agreement.

             All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered by a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

         12. Miscellaneous. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                  [END OF TEXT]

705692.3
                                        9

             IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by and on behalf of Holders Buyer and Parent on the date first above written.

                                           AMPEX CORPORATION


                                           By:
                                              -----------------------
                                               Title: Vice President



                                           HOLDERS:


                                           -----------------------
                                           Name:  Jason Barzilary


                                           -----------------------
                                           Name:  Beny Alagem


                                           -----------------------
                                           Name:  Alex Sandel


                                           -----------------------
                                           Name:  Sara Sandel


                                           -----------------------
                                           Name:  Chloe Holdings, Inc.


                                           KLINE HAWKES MICRONET PARTNERS LLC


                                           By:
                                              --------------------
                                              Title:

705692.3
                                       10

                                   EXHIBIT E



                              DISCLOSURE SCHEDULE

713283.7

                                                                       Exhibit E




                              DISCLOSURE SCHEDULE
                              -------------------



[Omitted]










741130.1